SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934
                             (Amendment No.   )
Filed by the Registrant                                [X]
Filed by a Party other than the Registrant             [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
240.14a-12

                                     Total System Services, Inc.
                           (Name of Registrant as Specified In Its Charter)

                                        Kathleen Moates
                        (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.
[  ] $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

       1) Title of each class of securities to which transaction applies:

       2) Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4) Proposed maximum aggregate value of transaction:

       5) Total fee paid:

[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1)      Amount Previously Paid:
       2)      Form, Schedule or Registration Statement No.:
       3)      Filing Party:
       4)      Date Filed:



                              [LOGO]


Richard W. Ussery
Chairman of the Board
March 10, 1995

Dear Shareholder:

The Annual Meeting of the Shareholders of Total System Services, Inc. will be held on April 10, 1995, in Room Five of the Columbus Ironworks Convention and Trade Center, Columbus, Georgia, beginning at 10:00 o'clock A.M., E.T., for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

We hope that you will be able to be with us and let us give you a review of 1994. Whether you own a few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. To make sure your shares are represented, we urge you to complete and mail the enclosed Proxy Card promptly.

Thank you for helping us make 1994 a good year. We look forward to your continued support in 1995 and another good year.

Sincerely yours,

/s/ Richard W. Ussery
RICHARD W. USSERY


Total System Services, Inc.
Post Office Box 2506
Columbus, Georgia 31902-2506

[LOGO]
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 10, 1995


NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Total System Services, Inc.(SM) (``TSYS(R)'') will be held in Room Five of the Columbus Ironworks Convention and Trade Center, Columbus, Georgia, on April 10, 1995, at 10:00 o'clock A.M., E.T., for:

(1) The election of five nominees as Class III directors of TSYS to serve until the 1998 Annual Meeting of Shareholders;

(2) To approve the Synovus Financial Corp. 1994 Long-Term Incentive Plan (TSYS is an 80.8% owned subsidiary of Synovus Financial Corp.); and

(3) The transaction of such other business as may properly come before the Annual Meeting.

Information relating to the above matters is set forth in the accompanying Proxy Statement.

Only shareholders of record at the close of business on February 22, 1995 will be entitled to notice of and to vote at the Annual Meeting.

/s/ K. Michael Sawyer
K. MICHAEL SAWYER
Secretary
Columbus, Georgia
March 10, 1995










WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING IN PERSON, PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES.

[LOGO]
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 10, 1995

I. INTRODUCTION

A. Purposes of Solicitation - Terms of Proxies.

The Annual Meeting of the Shareholders (``Annual Meeting'') of Total System Services, Inc. (``TSYS'') will be held on April 10, 1995 for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. The enclosed Proxy Card (``Proxy'') is solicited BY AND ON BEHALF OF TSYS' BOARD OF DIRECTORS in connection with such Annual Meeting or any adjournment thereof. The costs of the solicitation of Proxies by TSYS' Board of Directors will be paid by TSYS. Forms of Proxies and Proxy Statements will also be distributed through brokers, banks, nominees, custodians and other like parties to the beneficial owners of shares of the $.10 par value common stock of TSYS (``TSYS Common Stock''), and TSYS will reimburse such parties for their reasonable out-of-pocket expenses therefor. TSYS' mailing address is Post Office Box 2506, Columbus, Georgia 31902-2506.

The shares represented by the Proxy in the accompanying form, which when properly executed, returned to TSYS' Board of Directors and not revoked, will be voted in accordance with the instructions specified in such Proxy. If a choice is not specified in the Proxy, the shares represented by such Proxy will be voted ``FOR'' the election of the five nominees for Class III directors named herein and in accordance with the recommendations of the Board of Directors on the other matters brought before the Meeting.

Each Proxy granted may be revoked in writing at any time before the authority granted thereby is exercised. Attendance at the Annual Meeting will constitute a revocation of the Proxy for such Meeting if the maker thereof elects to vote in person.

This Proxy Statement and the enclosed Proxy are being first mailed to shareholders on or about March 10, 1995.

B. TSYS Securities Entitled to Vote and Record Date.

TSYS' outstanding voting securities are TSYS Common Stock, each share of which entitles the holder thereof to one vote on any matter coming before a meeting of TSYS' shareholders. Only shareholders of record at the close of business on February 22, 1995 are entitled to vote at the Annual Meeting or any adjournment thereof. As of that date, there were 64,631,294 shares of TSYS Common Stock outstanding and entitled to vote. TSYS owned 97,400 shares of TSYS Common Stock on February 22, 1995 as treasury shares, which are not considered to be outstanding and are not entitled to be voted at the Annual Meeting.

C. Shareholder Proposals.

From time to time, TSYS' shareholders may present proposals which may be proper subjects for inclusion in TSYS' Proxy Statement for consideration at TSYS' Annual Meeting. To be considered for inclusion, shareholder proposals must be submitted on a timely basis. Proposals for TSYS' 1996 Annual Meeting, which has been tentatively scheduled for April 8, 1996, must be received by TSYS no later than November 12, 1995, and any such proposals, as well as any questions related thereto, should be directed to the Secretary of TSYS.

D. Columbus Bank and Trust Company.

Columbus Bank and Trust Company (``CB&T'') owned individually 52,200,646 shares, or 80.8%, of the outstanding shares of TSYS Common Stock on February 22, 1995. CB&T(SM) is a wholly-owned banking subsidiary of Synovus Financial Corp.(R) (``Synovus''), a multi-financial services company having 67,809,520 shares of $1.00 par value voting common stock (``Synovus Common Stock'') outstanding on February 22, 1995.

II. ELECTION OF DIRECTORS

A.  Information  Concerning  Number  and Classification  of  Directors  and
Nominees.

(1) Number and Classification of Directors.

In accordance with the vote of shareholders taken at TSYS' 1988 Annual Meeting, the number of members of TSYS' Board of Directors was fixed at 18. TSYS' Board of Directors is currently comprised of 16 members, and TSYS has two directorships which remain vacant, one of which positions was made vacant by the ascension of a Class II director to emeritus status. Both vacant directorships could be filled in the future at the discretion of TSYS' Board of Directors. This discretionary power gives TSYS' Board of
Directors the flexibility of appointing new directors in the periods between TSYS' Annual Meetings should suitable candidates come to its attention. Any person appointed by TSYS' Board of Directors to fill the vacant Class II directorship would serve the remainder of the Class II term, which expires at the 1997 Annual Meeting. Any person so appointed by TSYS' Board of Directors to the remaining vacant directorship would not be appointed to serve a classified, three-year term but would only serve as a director until the next succeeding Annual Meeting. At such Annual Meeting, such appointee would stand before TSYS' shareholders for election to a classified term of office as a director. Proxies cannot be voted at the 1995 Annual Meeting for a greater number of persons than the number of nominees named.

Pursuant to TSYS' Articles of Incorporation and bylaws, the members who comprise TSYS' Board of Directors are divided into three classes of directors: Class I, Class II and Class III directors, with each of such Classes of directors to be as nearly equal in number as possible. Each Class of directors serves a staggered 3-year term. At TSYS' 1994 Annual Meeting, Class II directors were elected to serve 3-year terms to expire at TSYS' 1997 Annual Meeting, and at TSYS' 1993 Annual Meeting, Class I directors were elected to serve 3-year terms to expire at TSYS' 1996 Annual Meeting. The terms of office of the Class III directors expire at TSYS' 1995 Annual Meeting.

(2) Nominees for Class III Directors and Vote Required.

TSYS' Board of Directors has selected five nominees which it proposes for election to TSYS' Board as Class III directors. The five nominees for Class III directors of TSYS will be elected to serve 3-year terms that will expire at TSYS' 1998 Annual Meeting. The five nominees for Class III directors of TSYS are: Salvador Diaz-Verson, Jr., Mason H. Lampton, William
B. Turner, George C. Woodruff, Jr. and James D. Yancey.

Under  TSYS'  bylaws  and  Georgia  law,  a  majority  of  the  issued  and outstanding shares of TSYS Common Stock entitled to vote must be represented at the 1995 Annual Meeting in order to constitute a quorum and all shares represented at the Meeting, including shares abstaining and withholding authority, are counted for purposes of determining whether a quorum exists. The nominees for election as directors at the Annual Meeting who receive the greatest number of votes (a plurality), a quorum being present, shall become directors at the conclusion of the tabulation of votes. Thus, once a quorum has been established, abstentions and broker non-votes have no effect upon the election of directors. The shares represented by Proxies executed for TSYS' 1995 Annual Meeting in such manner as not to withhold authority to vote for the election of any nominee for election as a Class III director on TSYS' Board of Directors shall be voted ``FOR'' the election of the five nominees for Class III directors on TSYS' Board named herein.

If any nominee for Class III director of TSYS becomes unavailable for any reason before TSYS' 1995 Annual Meeting, the shares represented by executed Proxies may be voted for such substitute nominee as may be determined by the holders of such Proxies. It is not anticipated that any nominee will be unavailable for election.

TSYS' BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE ``FOR'' EACH OF THE FIVE NOMINEES FOR ELECTION AS CLASS III DIRECTORS ON TSYS' BOARD SET FORTH HEREIN.

B. Information Concerning Directors and Nominees for Class III Directors.

(1) General Information.

The following sets forth the name, age, principal occupation and employment (which, except as noted, has been for the past five years) of each of the nominees for election as Class III directors of TSYS and the remaining directors presently serving on TSYS' Board of Directors, his director classification, his length of service as a director of TSYS, any family relationships with other directors or executive officers of TSYS, and any Board of Directors of which he is a member with respect to any company with a class of securities registered with the Securities and Exchange Commission (``SEC'') pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (``Exchange Act''), including Synovus, or any company which is subject to the requirements of Section 15(d) of that Act, or any company registered with the SEC as an investment company under the Investment Company Act of 1940 (``Public Company'').

                              TSYS Director     Principal Occupation
                              Classification    and Other Directorships
Name                      Age <F1>              of Public Companies
Griffin B. Bell           76      I             Senior Partner, King &
                                                Spalding (Law Firm).

James H. Blanchard        53     II             Chairman of the Board,
                                                Synovus Financial Corp.,
                                                and Chairman of the
                                                Executive Committee,
                                                Total System Services,
                                                Inc. Director, BellSouth
                                                Corporation.

Richard Y. Bradley <F2>   56     II             President, Bickerstaff
                                                Clay Products Company, Inc.
                                                (Brick and Concrete Block
                                                Manufacturer). Director,
                                                Synovus Financial Corp.
Salvador
Diaz-Verson, Jr. <F3>     43    III             Chairman of the Board,
                                                Diaz-Verson Capital Invest-
                                                ments, Inc. (Investments and
                                                Money Management). Chairman of
                                                the Board, Diaz-Verson Funds
                                                Inc. Director, Clemente
                                                Capital, Inc. and Synovus
                                                Financial Corp.

Kenneth E. Evans <F4>     46      I             Vice Chairman of the Board,
                                                Total System Services,Inc.

Gardiner W. Garrard, Jr.  54     II             President, The Jordan Company
                                                (Real Estate Development).
                                                Director, Synovus Financial Corp.

John P. Illges, III       60     II             First Vice President and
                                                Financial Consultant, The
                                                Robinson-Humphrey Co., Inc.
                                                (Stockbroker). Advisory
                                                Director, Synovus Financial Corp.

Mason H. Lampton          47    III             President, The Hardaway
                                                Company (Construction
                                                Company). Director, Synovus
                                                Financial Corp.

William M. McVay          56      I             Senior Vice President
                                                (Retired), Columbus Bank and
                                                Trust Company.

W. Walter Miller, Jr.<F5> 47     II             Senior Vice President, Total
                                                System Services, Inc.

H. Lynn Page              54      I             Vice Chairman of the Board
                                                (Retired) and Director,
                                                Synovus Financial Corp.,
                                                Columbus Bank and Trust
                                                Company and Total System
                                                Services, Inc.

Philip W. Tomlinson <F6>  48      I             President, Total System
                                                Services, Inc.

William B. Turner <F5>    72    III             Chairman of the Executive
                                                Committee, W.C. Bradley Co.
                                                (Metal Manufacturer and Real
                                                Estate), and Chairman of the
                                                Board, Columbus Bank and Trust
                                                Company. Director, The
                                                Coca-Cola Company. Chairman of
                                                the Executive Committee,
                                                Synovus Financial Corp.

Richard W. Ussery <F7>    47       I            Chairman of the Board, Total
                                                System Services, Inc.

George C. Woodruff, Jr.   66     III            Real Estate and Personal
                                                Investments. Director, Synovus
                                                Financial Corp. and United
                                                Cities Gas Company.

James D. Yancey <F8>      53    III             Vice Chairman of the Board,
                                                Synovus Financial Corp.
                                                and Columbus Bank and Trust Company

<F1> All of the directors of  TSYS, except Salvador Diaz-Verson, Jr., Mason
H. Lampton, James D. Yancey, Griffin B. Bell, Kenneth E. Evans, Richard Y. Bradley and W. Walter Miller, Jr., have continuously served as directors of TSYS since December 22, 1982, the date of incorporation and organization of TSYS. Mr. Diaz-Verson was elected a director of TSYS at its 1983 Annual Meeting held on June 14, 1983. Mr. Lampton was elected as a director of TSYS by TSYS' Board of Directors on January 21, 1986. Mr. Yancey served as a director of TSYS from December 22, 1982, until December 15, 1987, at which time he was appointed an Advisory Director of TSYS. Mr. Bell was elected a director of TSYS on December 15, 1987 to serve the unexpired Class I term of Mr. Yancey. Mr. Yancey was reelected as a director of TSYS on February 16, 1988 to serve the unexpired Class III term of Richard H. Bickerstaff, who retired from TSYS' Board, and was appointed an Emeritus Director of TSYS. Mr. Evans was elected a director of TSYS by TSYS' Executive Committee on January 30, 1990. Mr. Bradley was elected a director of TSYS by TSYS' Board of Directors on February 11, 1991. Mr. Miller was elected a director of TSYS by TSYS' Board of Directors on April 12, 1993.

<F2>  Richard Y. Bradley was elected President of Bickerstaff Clay Products
Company, Inc. in January, 1991. Until 1991, Mr. Bradley was a partner in the law firm of Hatcher, Stubbs, Land, Hollis and Rothschild.

<F3> Salvador  Diaz-Verson,  Jr. founded  Diaz-Verson Capital  Investments,
Inc. in September, 1991. From 1985 until 1991, Mr. Diaz-Verson, Jr. was President of AFLAC Incorporated.

<F4> Kenneth  E. Evans was  elected Vice Chairman of  the Board of  TSYS in
February, 1992. From 1990 until 1992, Mr. Evans served as Executive Vice President of TSYS. From 1986 until 1990, Mr. Evans served as Executive Vice President and Secretary of Synovus and CB&T.

<F5> W. Walter Miller, Jr. was elected  as Senior Vice President of TSYS in
October, 1990. From 1974 until 1990, Mr. Miller served in various capacities with CB&T, including Senior Vice President. Mr. Miller's spouse is the niece of William B. Turner.

<F6> Philip W. Tomlinson was  elected President of TSYS in  February, 1992.
From  1982 until 1992, Mr. Tomlinson served  as Executive Vice President of
TSYS.

<F7> Richard  W.  Ussery was  elected  Chairman of  the  Board of  TSYS  in
February, 1992.  From 1982 until  1992, Mr. Ussery  served as President  of
TSYS.

<F8> James D. Yancey  was elected Vice Chairman of the  Board of Synovus in
March, 1992. From 1983 until 1992, Mr. Yancey served in various positions with Synovus and CB&T, including Vice Chairman of the Board and President of both Synovus and CB&T.

(2) TSYS Common Stock Ownership of Directors, Nominees and Management.

The following table sets forth, as of January 31, 1995, the number of shares of TSYS Common Stock beneficially owned by each of TSYS' executive officers, directors and nominees for election as Class III directors. Information relating to beneficial ownership of TSYS Common Stock is based upon information furnished by each person or entity using ``beneficial ownership'' concepts set forth in the rules of the SEC under Section 13(d) of the Exchange Act.

                             Shares of TSYS       Shares of TSYS       Shares of TSYS                        Percentage of
                              Common  Stock         Common Stock         Common Stock                          Outstanding
                               Beneficially         Beneficially         Beneficially                            Shares of
                                 Owned with           Owned with           Owned with         Shares of        TSYS Common
                                Sole Voting        Shared Voting      Sole Voting but        TSYS Stock              Stock
                             and Investment       and Investment        no Investment      Beneficially       Beneficially
                                Power as of          Power as of          Power as of       Owned as of        Owned as of
 Name                               1/31/95             1/31/95              1/31/95            1/31/95            1/31/95

 Griffin B. Bell                     21,928               2,000                -----             23,928             0.04%
 James H. Blanchard                 259,689             120,450                -----            380,139             0.59
 Richard Y. Bradley                   5,423               -----                -----              5,423             0.01
 Salvador Diaz-Verson, Jr.           18,138               1,800                -----             19,938             0.03
 Kenneth E. Evans                    45,080               -----               64,120            109,200             0.17
 Gardiner W. Garrard, Jr.             2,555               -----                -----              2,555             .004
 John P. Illges, III                 60,659               -----                -----             60,659             0.09
 Mason H. Lampton                     8,512              33,840                -----             42,352             0.07
 James B. Lipham                     13,993               -----               16,640             30,633             0.05
 William M. McVay                    60,789               -----                -----             60,789             0.09
 W. Walter Miller, Jr.               13,652               4,068               16,640             34,360             0.05
 H. Lynn Page                       238,662              31,882                -----            270,544             0.42
 William A. Pruett                   49,533               -----               20,800             70,333             0.11
 Philip W. Tomlinson                194,956               -----               80,844            275,800             0.30
 William B. Turner                   49,562             192,000                -----            241,562             0.37
 Richard W. Ussery                  191,700               2,900               87,344            281,944             0.44
 George C. Woodruff, Jr.             35,135               -----                -----             35,135             0.05
 James D. Yancey                    290,280               8,000                -----            298,280             0.46

The following table sets forth information, as of January 31, 1995, with respect to the beneficial ownership of TSYS Common Stock by all directors, nominees and executive officers of TSYS as a group.

                                                  Percentage of
                         Shares of                Outstanding   Shares   of
                         TSYS Common Stock        TSYS Common Stock
Name of                  Beneficially Owned       Beneficially Owned
Beneficial Owner         as of 1/31/95            as of 1/31/95
All directors,
nominees and executive
officers of TSYS
as a group               2,250,047                3.48%
(includes
19 persons)

For a detailed discussion of the beneficial ownership of Synovus Common Stock of TSYS' named executive officers, directors and nominees and of all directors, nominees and executive officers of TSYS as a group, see Section V(C) hereof captioned ``Synovus Common Stock Ownership of Directors, Nominees and Management.''

C. Board Committees and Attendance.

The business and affairs of TSYS are under the direction of TSYS' Board of Directors. During 1994, TSYS' Board of Directors held six regular meetings and two special meetings. During 1994, each of TSYS' incumbent directors attended at least 75% of the meetings of TSYS' Board of Directors and the committees thereof on which he sat.

TSYS' Board of Directors has three principal standing committees -- an Executive Committee, an Audit Committee and a Compensation Committee. There is no Nominating Committee of TSYS' Board of Directors.

Executive Committee. The members of TSYS' Executive Committee are: James H. Blanchard, Chairman, Richard W. Ussery, Philip W. Tomlinson, William B. Turner, James D. Yancey, Gardiner W. Garrard, Jr., Richard Y. Bradley and Kenneth E. Evans. During the intervals between meetings of TSYS' Board of Directors, TSYS' Executive Committee possesses and may exercise any and all of the powers of TSYS' Board of Directors in the management and direction of the business and affairs of TSYS with respect to which specific direction has not been previously given by TSYS' Board of Directors. During 1994, TSYS' Executive Committee did not meet.

Audit Committee. The members of TSYS' Audit Committee are: Gardiner W. Garrard, Jr., Chairman, Mason H. Lampton and Salvador Diaz-Verson, Jr. The primary functions to be engaged in by TSYS' Audit Committee include: (i) annually recommending to TSYS' Board the independent certified public accountants (``Independent Auditors'') to be engaged by TSYS for the next fiscal year; (ii) reviewing the plan and results of the annual audit by TSYS' Independent Auditors; (iii) reviewing and approving the range of management advisory services provided by TSYS' Independent Auditors; (iv) reviewing TSYS' internal audit function and the adequacy of the internal accounting control systems of TSYS; (v) reviewing the results of regulatory examinations of TSYS; (vi) periodically reviewing the financial statements of TSYS; and (vii) considering such other matters with regard to the internal and independent audit of TSYS as, in its discretion, it deems to be necessary or desirable, periodically reporting to TSYS' Board as to the exercise of its duties and responsibilities and, where appropriate, recommending matters in connection with the audit function with respect to which TSYS' Board should consider taking action. During 1994, TSYS' Audit Committee held six meetings.

Compensation Committee. The members of the Compensation Committee of TSYS' Board of Directors are: William B. Turner, Chairman, George C. Woodruff, Jr. and Gardiner W. Garrard, Jr. The primary functions to be engaged in by TSYS' Compensation Committee include: (i) evaluating the remuneration of senior management and board members of TSYS and its subsidiaries and the compensation and fringe benefit plans in which officers, employees and directors of TSYS are eligible to participate; and (ii) recommending to TSYS' Board whether or not it should modify, alter, amend, terminate or approve such remuneration, compensation or fringe benefit plans. During 1994, TSYS' Compensation Committee held four meetings.

D. Executive Officers.

The following table sets forth the name, age and position with TSYS of each executive officer of TSYS.

Name                          Age  Position with TSYS
James H. Blanchard            53   Chairman of the Executive Committee
Richard W. Ussery             47   Chairman of the Board
Kenneth E. Evans              46   Vice Chairman of the Board
Philip W. Tomlinson           48   President
William A. Pruett             41   Executive Vice President
James B. Lipham               46   Senior Vice President
                                        and Chief Financial Officer
G. Sanders Griffith, III      41   General Counsel

 All of the executive officers of TSYS are members of TSYS' Board of Directors, except William A. Pruett, James B. Lipham and G. Sanders Griffith, III. William A. Pruett was elected as Executive Vice President of TSYS in February, 1993. From 1976 until 1993, Mr. Pruett served in various capacities with CB&T and/or TSYS, including Senior Vice President. James B. Lipham was elected as Senior Vice President and Chief Financial Officer of TSYS in December, 1991. From 1984 until 1991, Mr. Lipham served in various financial capacities with Synovus and/or TSYS, including Vice President and Treasurer. G. Sanders Griffith, III has served as General Counsel of TSYS since 1988. Mr. Griffith currently serves as Executive Vice President, General Counsel and Secretary of Synovus and has held various positions with Synovus since 1988.

All of the executive officers of TSYS serve at the pleasure of TSYS' Board of Directors. There are no family relationships between any of TSYS' executive officers, and there are no arrangements or understandings between any such executive officer or any other person pursuant to which any such officer was elected.

III. DIRECTORS' PROPOSAL TO APPROVE THE SYNOVUS FINANCIAL CORP. 1994 LONG-TERM INCENTIVE PLAN

TSYS' compensation program includes long-term performance awards under the Synovus Financial Corp. 1994 Long-Term Incentive Plan (the ``1994 Plan''). The purpose of the 1994 Plan is to attract, retain, motivate and reward employees who make a significant contribution to Synovus and its subsidiaries' (including TSYS) long-term success, and to enable such employees to acquire and maintain an equity interest in Synovus. Subject to approval by TSYS' shareholders, compensation paid to TSYS' employees pursuant to the 1994 Plan is intended, to the extent reasonable, to qualify for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as may be amended from time to time (``Section 162(m)'').

Eligibility and Participation. Any employee of Synovus or its subsidiaries (including TSYS), excluding members of the Compensation Committee and any director who is not also an employee of Synovus, is eligible to be selected to participate in the 1994 Plan. Approximately 300 employees currently participate in the 1994 Plan. The Committee, as described below, has discretion to select participants from among eligible employees from year to year.

Shares Subject to the Plan. The aggregate number of shares of Synovus Common Stock which may be granted to participants pursuant to awards granted under the 1994 Plan may not exceed three million (3,000,000), determined in accordance with the 1994 Plan.

Awards Under the 1994 Plan. Pursuant to the 1994 Plan, Synovus may grant long-term perform ance awards to participants in the form of stock options, stock appreciation rights (``SARs''), restricted stock or performance awards.

Stock Options. The Committee may grant options under the 1994 Plan in the form of qualified incentive stock options (``ISOs''), nonqualified stock options (``NQSOs'') or a combination thereof. Options may be granted either alone or in tandem with other awards granted under the 1994 Plan. Subject to the limits described herein, the Committee shall have discretion in determining the number of shares subject to options granted to each participant.

The option price of NQSOs may be equal to, or more or less than, one hundred percent (100%) of the fair market value of a share of Synovus Common Stock on the date the option is granted. The option price of ISOs shall be at least equal to one hundred percent (100%) of the fair market value of a share of Synovus Common Stock on the date the option is granted. Options shall expire at such times as the Committee determines at the time of grant; provided, however, that no option shall be exercisable later than the tenth anniversary of its grant.

Options granted under the 1994 Plan shall be exercisable at such times and subject to such restrictions and conditions as the Committee shall approve; provided that no option may be exercisable prior to six months following its grant. The option exercise price shall be payable in cash, by check, or by such other instrument as deemed acceptable by the Committee. Payment of the exercise price and any withholding tax due at exercise may also be made through any program approved by the Committee (including a broker-dealer cashless exercise program).

Options may only be transferred under the laws of descent and distribution and shall be exercisable only by the participant during his lifetime. The participant's rights in the event of termination of employment shall be specified by the Committee at the date of grant.

Subject to the terms of the 1994 Plan, the Committee may grant option price adjustment rights (``Adjustment Rights'') in conjunction with all or part of any option granted under the 1994 Plan, either at or after the time of grant of the option. Such Adjustment Rights are exercisable only at the same time and to the same extent as the corresponding option, and shall terminate upon the termination or exercise of such option. Upon exercise, the participant shall be entitled to have applied as a credit against the exercise price of the related option an amount equal to the total number of shares subject to the Adjustment Right (or a portion thereof as designated by the participant), multiplied by a fixed percentage of the fair market value of a share of Synovus Common Stock on a date designated by the Committee.

Stock Appreciation Rights. SARs granted under the 1994 Plan may be granted alone or in conjunction with all or part of any option granted under the 1994 Plan. Subject to the terms of the 1994 Plan, the Committee shall have discretion to determine the terms and conditions of any SAR granted under the 1994 Plan. With respect to an SAR granted in conjunction with an option, the grant price shall be equal to the option price of the related option, and such SAR shall terminate upon the termination or exercise of the related option. No SAR granted under the 1994 Plan may be exercisable prior to six months following its grant, except in the case of death (other than by suicide) or disability of the participant. The term of any SAR shall be determined by the Committee, provided that such term may not exceed ten years.

SARs granted alone may be exercised upon the terms and conditions as are imposed by the Committee. An SAR granted in conjunction with an option may be exercised only with respect to the shares of Common Stock of Synovus for which the related option is exercisable. SARs granted in connection with an ISO shall expire no later than the expiration of such ISO, the value of the payout for such SARs may be no more than one hundred percent (100%) of the difference between the ISO option price and the fair market value of the shares subject to such ISO at exercise, and may be exercised only when the fair market value of the shares subject to the ISO exceeds the ISO option price.

Upon exercise, a participant will receive the difference between the fair market value of a share of Common Stock on the date of exercise and the grant price multiplied by the number of shares with respect to which the SAR is exercised. Payment due upon exercise may be in cash, in shares having a fair market value of the SAR being exercised, or in a combination of cash and shares, as determined by the Committee. The Committee may impose such restrictions on the exercise of SARs as may be required to satisfy the requirements of Section 16 of the Exchange Act. SARs may only be transferred under the laws of descent and distribution and shall be exercisable only by the participant during his lifetime.

Restricted Stock. Restricted stock may be granted in such amounts and subject to such terms and conditions as determined by the Committee. The Committee shall impose such conditions and/or restrictions on any shares of restricted stock as it deems advisable, including, but not limited to, a graduated vesting schedule and/or conditioning the grant of restricted stock on the attainment of performance goals. Each participant who is awarded restricted stock shall be issued a stock certificate in respect of such restricted stock, which shall be held in escrow by an escrow agent designated by the Committee, as provided under the 1994 Plan.

During the six month period following the date of grant of restricted stock, or such longer period as may be determined by the Committee, restricted stock may not be sold, transferred, pledged or assigned during the period of six months following the date of its grant. Except as limited by the 1994 Plan, the Committee may provide for the lapse of such restrictions or may accelerate or waive such restrictions based on performance or such other factors as determined by the Committee.

Participants holding restricted stock shall have all of the rights of stockholders of Synovus, including the right to dividends, unless the Committee determines otherwise at the time of grant. Dividends or distributions credited during the restriction period and paid in shares shall be subject to the same restrictions as the shares of restricted stock with respect to which they were paid. All rights with respect to restricted stock shall be available only during a participant's lifetime, and each restricted stock award agreement shall specify the participant's right to receive unvested restricted shares in the event of termination of employment.

Performance Awards. Shares of stock and/or a payment in cash may be awarded under the 1994 Plan in the amounts and subject to the terms and conditions as determined by the Committee. The Committee may set performance objectives which, depending on the extent to which they are met, will determine the value of Performance Awards that will be paid out to participants. Participants shall receive payment of Performance Awards earned, in cash and/or shares of Common Stock, if the specified performance objectives have been obtained. The Committee may also establish a minimum level of performance below which no Performance Award may be payable.

In the event a participant's employment is terminated by reason of death (other than by suicide), disability, or retirement during a performance period, the participant shall receive a prorated payout of the Performance Award at the time and in the amount determined by the Committee. In the event employment is terminated for any other reason, the Participant's rights to any Performance Award shall be forfeited. Performance Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. A participant's rights under the 1994 Plan shall be exercisable only by the participant during his lifetime.

Objective Performance Measures. Performance objectives applicable to awards granted under the 1994 Plan, as determined by the Committee, shall be chosen from among the following alternatives, unless and until the Committee proposes a change in such measures for shareholder vote or applicable tax and/or securities laws change to permit Committee discretion to alter such performance measures without obtaining shareholder approval:
(i) total shareholder return; (ii) return on equity; (iii) earnings per share growth; and (iv) return on assets.

Maximum Amount Payable to Any Participant. The maximum number of shares which may be awarded in any calendar year to any one participant is two hundred thousand (200,000). The maximum cash amount which may be awarded in any calendar year to any participant is $1 million.

Adjustments in Connection With Certain Events. The 1994 Plan provides that the Committee shall make a substitution or adjustment in the number of shares reserved for issuance under the 1994 Plan in the number and option price of shares subject to outstanding options and in the number of shares subject to SARs, restricted stock, or Performance Awards, as it deems appropriate and equitable in connection with a change in corporate structure affecting Synovus' stock.

Duration of the 1994 Plan. The 1994 Plan shall remain in effect from the date it is adopted by Synovus' Board until the date terminated by the Committee or Synovus' Board of Directors; provided, however, that no award shall be granted on or after the tenth anniversary of the 1994 Plan's effective date. Provided further, however, that no future awards will be granted to TSYS' Covered Employees, as defined below, unless shareholder approval of the 1994 Plan is obtained.

Administration. The 1994 Plan will be administered by a committee of the Board of Directors of Synovus (the ``Committee'') which will be comprised of no fewer than two members who must be ``outside directors'' within the meaning of Section 162(m). Initially, the administering committee shall be the Compensation Committee of Synovus' Board.

The Committee shall have authority to: (i) determine individuals to whom awards will be granted; (ii) determine the terms and conditions upon which awards shall be granted, including any restriction based on performance or other factors; (iii) determine whether and to what extent awards shall be deferred; and (iv) make all other determinations, perform all other acts, exercise all other powers, and establish any other procedures it deems necessary, appropriate or advisable in administering the 1994 Plan and maintaining compliance with applicable law. In accordance with its responsibility to evaluate the remuneration of TSYS' Senior Management, TSYS' Compensation Committee reviews and approves all awards made to TSYS' employees.

Amendment of the 1994 Plan. Synovus' Board of Directors may amend, alter or discontinue the 1994 Plan at any time except that no such amendment, suspension or discontinuation of the 1994 Plan may affect an existing award under the 1994 Plan without the affected participant's consent. In addition, no amendment, alteration or discontinuation shall be made, without the approval of share holders, which would: (i) increase the total number of shares reserved under the 1994 Plan; (ii) decrease the option price of any option to less than one hundred percent (100%) of the fair market value of a share on the date of grant; (iii) change the participants or class of participants eligible to participate in the 1994 Plan; or (iv) materially increase the benefits accruing to participants.

Change in Control. In the event of a change in control of Synovus, as defined in the 1994 Plan, the vesting of any outstanding awards granted under the 1994 Plan shall be accelerated and all such awards shall be fully exercisable.

Federal Income Tax Consequences of the 1994 Plan. The income tax consequences under current federal tax law to participants and to Synovus and its subsidiaries of incentive compensation awarded under the 1994 Plan is generally as described below. Local and state tax authorities, however, may also tax incentive compensation awarded under the 1994 Plan.

Consequences to Participants. Generally, for federal income tax purposes, a participant will realize ordinary income and will incur tax liability upon receipt of the payment of an award under the 1994 Plan in an amount equal to such payment, if in cash, or the fair market value of any unrestricted shares of stock received. The tax consequences to participants of the individual types of awards which may be granted under the 1994 Plan are described below.

(i) QUALIFIED INCENTIVE STOCK OPTIONS. With respect to options which qualify as ISOs, a participant will not recognize ordinary income for federal income tax purposes at the time options are granted or exercised. If the participant disposes of shares acquired by exercise of an ISO before the expiration of two years from the date the options are granted, or within one year after the issuance of shares upon exercise of the ISO, the participant will recognize in the year of disposition: (a) ordinary income, to the extent that the lesser of either (1) the fair market value of the shares on the date of option exercise or (2) the amount realized on disposition exceeds the option price; and (b) capital gain (or loss), to the extent that the amount realized on disposition differs from the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of these holding periods, the participant will realize capital gain or loss (assuming the shares are held as capital assets) equal to the difference between the amount realized on disposition and the option price.

(ii) NONQUALIFIED STOCK OPTIONS. With respect to options which do not qualify as ISOs, the participant will recognize no income upon grant of the option and, upon exercise, will recognize ordinary income to the extent of the difference between the amount paid by the participant for the shares and the fair market value of the shares on the date of option exercise. Upon a subsequent disposition of the shares received under the option, the participant will recognize capital gain or loss, as the case may be, to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition (assuming the shares are held as capital assets).

(iii) STOCK APPRECIATION RIGHTS. Ordinary income will be recognized by a participant upon the exercise of a SAR, in an amount equal to the cash received or the fair market value of the shares received on the exercise date.

(iv) RESTRICTED STOCK. Participants holding restricted stock will recognize ordinary income in the year in which the restrictions lapse, in the amount of the fair market value of the shares as of the date of lapse of the restrictions, unless the participant elects to include the fair market value of the shares as of the date of grant in ordinary income at that time.

(v) PERFORMANCE AWARDS. Ordinary income will be recognized by a participant in the year in which it is received in an amount equal to the amount of the Performance Award on the date of receipt.

Consequences to Synovus and Its Subsidiaries. In general, Synovus and its subsidiaries will receive an income tax deduction at the same time and in the same amount as the amount which is taxable to the employee as compensation, except as provided below. To the extent a participant realizes capital gains, as described above, Synovus and its subsidiaries will not be entitled to any deduction for federal income tax purposes.

Under Section 162(m), compensation paid by a public company in excess of $1 million for any taxable year to ``Covered Employees'' generally is not deductible by the company or its affiliates for federal income tax purposes unless it is related to the performance of the company, is paid pursuant to a plan approved by shareholders of the company and meets certain other requirements.

Generally, ``Covered Employees'' is defined under Section 162(m) as any individual who is the chief executive officer or is among the four other highest paid executive officers named in the summary compensation table in the company's proxy statement, other than the chief executive officer, as of the last day of the taxable year. It is anticipated that future awards will qualify as performance based for purposes of Section 162(m), except for options subject to Adjustment Rights and restricted stock not subject to preestablished performance goals. Synovus does not presently anticipate making any such awards. However, Synovus and TSYS reserve the ability to make awards which do not qualify for full deductibility under Section 162(m) if the Committee determines that the benefits of so doing outweigh full deductibility.

New Plan Benefits. The following table shows grants of options and restricted stock under the 1994 Plan for fiscal year 1994.

                                                                Dollar
                             Number of                          Value of
                             Shares Subject to                  Restricted
Name/Position                Options Granted <F1>               Stock <F2>
Richard W. Ussery                  13,827                       $85,267
Chairman of the Board
and Chief Executive Officer

Kenneth E. Evans                    9,129                        56,296
Vice Chairman of the Board

Philip W. Tomlinson                 9,783                        60,329
President

William A. Pruett                   3,912                        24,124
Executive Vice President

James B. Lipham
Senior Vice President
and Chief Financial Officer           -0-                           -0-

Executive Group <F3>               71,649                       441,837

Nonexecutive Director
and Nominee Group <F4>             16,392                       101,084

Nonexecutive Officer Employee
Group                                 -0-                           -0-

<F1>) Options have an exercise price equal to the fair market value of
Common Stock of Synovus on June 28, 1994, which was $17.25 per share. The actual value an optionee may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. The price of the shares as of February 1, 1995 was $18.50. Options become exercisable on June 28, 1996 and expire on June 27, 2002.

<F2> The amounts shown for the dollar value of restricted stock are derived by multiplying the number of shares of restricted stock granted by the fair market value of the Common Stock of Synovus on February 1, 1995.

<F3> Amounts include awards made to James H. Blanchard and G. Sanders
Griffith, III by Synovus in connection with their service as executive officers of Synovus.

<F4> Amount includes award made to James D. Yancey by Synovus in connection with his service as an executive officer of Synovus.

Adoption of the proposal requires an affirmative vote by the holders of a majority of the votes cast thereon. Any shares not voted (whether by absention, broker non-vote, or otherwise) have no impact on the vote.

TSYS' BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE ``FOR'' THE APPROVAL OF THE SYNOVUS FINANCIAL CORP. 1994 LONG-TERM INCENTIVE PLAN.

IV. EXECUTIVE COMPENSATION

(1) Summary Compensation Table.

The following table summarizes the cash and noncash compensation for each of the last three fiscal years for the chief executive officer of TSYS and for the other four most highly compensated executive officers of TSYS.

                                                SUMMARY COMPENSATION TABLE
                                                                                         Long-Term
                                                Annual Compensation                     Compensation Awards
                                                                    Other            Restricted       Securities       All
                                                                    Annual           Stock            Underlying       Other
                                                                    Compen-          Award(s)         Options/         Compen-
Name/Position<F1>         Year    Salary<F2>       Bonus <F3>       sation <F4>      <F5>             SARs             sation <F6>
Richard W. Ussery         1994    $255,000         $162,105         -0-              $ 79,505         13,827           $ 47,400
  Chairman of the         1993     222,200          110,000         -0-               -0-             -0-                77,197
  Board and Chief         1992     206,650          100,000        $266,992           492,804         -0-                56,158
  Executive Officer

Kenneth E. Evans          1994     213,900          125,300         -0-                52,492          9,129             37,114
Vice Chairman             1993     195,950           96,875          51,932           -0-             -0-               106,524
  of the Board            1992     181,538           87,500         265,035           440,378         -0-                48,975

Philip W. Tomlinson       1994     221,350          129,830         -0-                56,252          9,783             42,602
  President               1993     195,950           96,875         -0-               -0-             -0-                72,023
                          1992     183,125           87,500         238,589           440,378         -0-                50,456

William A. Pruett         1994     138,500           88,100         -0-                22,494          3,912             29,428
  Executive Vice          1993     110,500           72,750         -0-               -0-             -0-                20,679
  President               1992     100,150           25,125          80,976           149,462         -0-                23,337

James B. Lipham           1994      95,000           23,750         -0-               -0-              2,400             22,774
  Senior Vice President   1993      84,000           21,000         -0-               -0-             -0-                13,952
  and Chief Financial     1992      77,000           19,250          64,781           119,569         -0-                18,188
  Officer

  <F1> Messrs. Blanchard and Griffith received no cash compensation from TSYS during 1994, other than, in the case of Mr. Blanchard, director fees.

<F2> Amount consists of base salary and director fees for Messrs. Ussery,
Evans and Tomlinson.

<F3> Bonus amount for 1994 includes special recognition awards of $5,000 each for Messrs. Ussery, Evans, Tomlinson and Pruett.

<F4> Perquisites and other personal benefits are excluded because the aggregate amount does not exceed the lesser of $50,000 or 10% of annual salary and bonus for the named executives.

<F5> Amount consists of value of award, net of consideration paid by the executive. As of December 31, 1994, Messrs. Ussery, Evans, Tomlinson, Pruett and Lipham held 91,953, 67,163, 84,105, 22,104 and 16,640 restricted shares, respectively, with a value of $1,579,304, $1,153,209, $1,443,560,
$379,835 and $284,960, respectively. On June 28, 1994, restricted stock was awarded in the amount of 4,609, 3,043, 3,261 and 1,304 shares of Synovus Common Stock to Messrs. Ussery, Evans, Tomlinson and Pruett, respectively, with the following vesting schedule: 20% on June 28, 1995; 20% on June 28, 1996; 20% on June 28, 1997; 20% on June 28, 1998 and 20% on June 28, 1999.
On February 21, 1992, restricted stock was awarded in the amount of 94,000, 84,000, and 84,000 shares of TSYS Common Stock to Messrs. Ussery, Evans and Tomlinson, respectively, with the following vesting schedule: 20% on February 20, 1993; 15% on February 20, 1994; 10% on February 20, 1995; 5%
on February 20, 1996; 10% on February 20, 1997; and 40% on February 20, 1998. On July 21, 1992, restricted stock was awarded in the amount of 32,000 and 25,600 shares of TSYS Common Stock to Messrs. Pruett and Lipham, respectively, with the following vesting schedule: 20% on July 20, 1993; 15% on July 20, 1994; 10% on July 20, 1995; 15% on July 20, 1996; and 40%
on July 20, 1997. Dividends are paid on all restricted shares.

<F6> The 1994 amount consists of contributions to the Total System
Services, Inc. Profit Sharing Plan of
$22,500 for each executive; allocations pursuant to defined contribution excess benefit agreements of $13,755, $7,583, $8,708 and $6,562 for each of Messrs. Ussery, Evans, Tomlinson and Pruett, respectively; premiums paid for group term life insurance coverage of $629, $551, $551, $366 and $274 for each of Messrs. Ussery, Evans, Tomlinson, Pruett and Lipham, respectively; the economic benefit of life insurance coverage related to split-dollar life insurance policies of $69, $40 and $75 for each of Messrs. Ussery, Evans and Tomlinson, respectively; and the dollar value of the benefit of premiums paid for split-dollar life insurance policies (unrelated to term life insurance coverage) projected on an actuarial basis of $10,447, $6,440 and $10,768 for each of Messrs. Ussery, Evans and Tomlinson, respectively.

(2) Stock Option Exercises and Grants.

The following tables provide certain information regarding stock options granted and exercised in the last fiscal year and the number and value of unexercised options at the end of the fiscal year.

                                            OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                            Individual Grants
                                  % of Total                                                        Potential
                                  Options/                                                          Realized Value at
                                  SARs           Exercise                                           Assumed Annual Rates of
                     Options/     Granted to     or          Market                                 Stock Price Appreciation
                     SARs         Employees      Base        Price                                  For Option Term <F1>
                     Granted      in Fiscal      Price       at Grant      Expiration               _____________________
Name                 (#)          Year           ($/Sh)      ($/Share)     Date            0%($)    5%($)       10% ($)
Richard W. Ussery    13,827<F2>   3.2%           $17.25      $17.25         06/27/02       N/A      $113,934    $272,945
Kenneth E. Evans      9,129<F2>   2.1%            17.25       17.25         06/27/02       N/A       75,223      180,206
Philip W. Tomlinson   9,783<F2>   2.3%            17.25       17.25         06/27/02       N/A       80,612      193,116
William A. Pruett     3,912<F2>   0.9%            17.25       17.25         06/27/02       N/A       32,235       77,223
James B. Lipham       2,400<F3>   1.2%             6.00       10.75         06/27/02       $11,400   23,712       40,896

<F1> The dollar gains under these columns result from calculations using the identified growth rates and are not intended to forecast future price appreciation of Synovus Common Stock.

<F2> Options granted June 28, 1994 on Synovus Common Stock at fair market value to executives in tandem with restricted stock awards as part of the Synovus 1994 Long-Term Incentive Plan. Options become exercisable on June 28, 1996.

<F3> Options granted June 28, 1994 on TSYS Common Stock as part of the 1992
Total System Services, Inc. Long-Term Incentive Plan, which options become exercisable on June 28, 1997.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION/SAR VALUES
                                                Number of Securities          Value of
                     Shares        Value        Underlying Unexercised        Unexercised In-the-Money
                     Acquired on   Realized     Options/SARs at FY-End (#)    Options/SARs at FY-End ($)<F1>
Name                 Exercise (#)  ($)<F1>      Exercisable/Unexercisable     Exercisable/Unexercisable
Richard W. Ussery     -0-          -0-          0/13,827                      0/$12,099
Kenneth E. Evans      -0-          -0-          0/ 9,129                      0/$ 7,988
Philip W. Tomlinson   -0-          -0-          0/ 9,783                      0/$ 8,560
William A. Pruett     -0-          -0-          0/ 3,912                      0/$ 3,423
James B. Lipham       -0-          -0-          0/ 2,400                      0/$26,700

<F1> Market value of underlying securities at exercise or year-end, minus the exercise or base price.

(3) Pension Plan.

The following table shows the estimated benefit payable upon retirement under the Total System Services, Inc. Pension Plan (``Pension Plan'') for the specified compensation and years of service classifications. Prior to January 1, 1993, employees of TSYS accrued benefits under Synovus' Pension Plan, the terms of which are the same as the Pension Plan.

                                   PENSION PLAN TABLE
                                   Years of Service
Remuneration        15           20          25        30             35
$125,000            27,808      37,077      46,346      55,615      55,615
$150,000            34,058      45,410      56,763      68,115      68,115
$175,000            40,308      53,743      67,179      80,615      80,615
$200,000            46,558      62,077      77,596      93,115      93,115
$225,000            52,058      70,410      88,013     105,615     105,615
$250,000            59,058      78,743      98,429     118,115     118,115
$300,000            71,558      95,410     118,800     118,800     118,800
$400,000            96,558     118,800     118,800     118,800     118,800
$450,000           109,058     118,800     118,800     118,800     118,800
$500,000           118,800     118,800     118,800     118,800     118,800


Benefits under the Pension Plan are computed on the basis of a straight life annuity and are subject to an offset for Social Security benefits. The above table assumes continuation of full-time employment to age 65 and uses projected levels of Social Security benefits under present law. The compensation covered by the Pension Plan is based upon a Participant's W-2 income (which includes the taxable items of compensation reported in the Summary Compensation Table that were paid in the applicable year) using the average of the highest consecutive 10 years of compensation. Pursuant to federal income tax laws, however, compensation under the Pension Plan is limited to $200,000 for 1989, $209,200 for 1990, $222,220 for 1991,
$228,860 for 1992, $235,840 for 1993 and $150,000 for 1994. There is no cap
on earnings for years prior to 1989. The covered compensation under the Pension Plan for each executive officer for 1994 is $150,000, except for Mr. Lipham, whose covered compensation under the Pension Plan for 1994 is $116,000. The estimated credited years of service under the Pension Plan for Messrs. Ussery, Tomlinson, Evans, Pruett and Lipham are 29, 20, 21, 17 and 10, respectively.

(4) Compensation of Directors.

Compensation. During 1994, TSYS' directors received a $10,500 retainer, a fee of $400 for regular and special meetings of TSYS' Board of Directors they personally attended and a fee of $100 for meetings of the committees of TSYS' Board of Directors they personally attended. In addition, directors of TSYS are entitled to receive a $400 fee for one regular meeting and a fee of $400 for one special meeting of TSYS' Board of Directors, despite the fact they are unable to personally attend such meetings.

Director Stock Purchase Plan. TSYS' Director Stock Purchase Plan (``DSPP'') is a non-tax-qualified, contributory stock purchase plan pursuant to which qualifying TSYS directors can purchase, with the assistance of contributions from TSYS, presently issued and outstanding shares of TSYS Common Stock. Under the terms of the DSPP, qualifying directors can elect to contribute up to $1,000 per calendar quarter to make purchases of TSYS Common Stock, and TSYS contributes an additional amount equal to 50% of the directors' cash contributions. Participants in the DSPP are fully vested in, and may request the issuance to them of, all shares of TSYS Common Stock purchased for their benefit thereunder.

(5) Change in Control Arrangements.

Messrs. Ussery, Evans, Tomlinson, Pruett and Lipham each hold shares of restricted stock of, and options to purchase stock of, Synovus and/or TSYS which were issued pursuant to the 1992 Total System Services, Inc. Long-Term Incentive Plan and the Synovus Financial Corp. 1994 Long-Term Incentive Plan. Under the terms of the 1992 Total System Services, Inc. Long-Term Incentive Plan and the Synovus Financial Corp. 1994 Long-Term Incentive Plan, in the event of a change in control of TSYS or Synovus, the vesting of any stock options, stock appreciation and other similar rights, restricted stock and performance awards will be accelerated so that all awards not previously exercisable and vested will become fully exercisable and vested.

Notwithstanding anything to the contrary set forth in any of TSYS' previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Performance Graph and Compensation Committee Report on Executive Compensation shall not be incorporated by reference into any such filings.

(6) Stock Performance Graph.

The following graph compares the yearly percentage change in cumulative shareholder return on TSYS Common Stock with the cumulative total return of the Standard & Poor's 500 Index and the Standard & Poor's Computer Software & Services Index for the last five fiscal years (assuming a $100 investment on December 31, 1989 and reinvestment of all dividends).

[Omitted Stock Performance Graph is represented by the following table.]

         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
        TSYS, S&P 500 AND S&P COMPUTER SOFTWARE & SERVICES INDEX
               1989      1990      1991      1992      1993      1994
  TSYS         $100      $121      $ 96      $110      $201      $264

  S&P 500      $100      $ 97      $126      $136      $150      $152

  S&P CS&S     $100      $ 78      $119      $141      $180      $213


(7) Compensation Committee Report on Executive Compensation.

The Compensation Committee (the ``Committee'') of the Board of Directors of TSYS is responsible for evaluating the remuneration of senior management and board members of TSYS and its subsidiaries and the compensation and fringe benefit plans in which officers, employees and directors of TSYS are eligible to participate. Because TSYS' mission is to exceed the expectations of its customers through the delivery of superior service and continuous quality improvement that rewards its employees and enhances the value of its shareholders' investments, the Committee's executive compensation policies and practices are designed to attract, retain and reward its executives for their performance in accomplishing TSYS' mission.

Elements  of  Executive  Compensation.   The  four  elements  of  executive
compensation are:
Base Salary
Annual Bonus
Long-Term Incentives
Benefits

The Committee believes that a substantial portion, though not a majority, of an executive's compensation should be ``at-risk'' based upon TSYS' short-term performance (through the annual bonus and TSYS' Profit Sharing
Plan) and long-term performance (through long-term incentives, including stock options and restricted stock awards). The remainder of each executive's compensation is based upon the competitive practices of companies in the same business and similar in size to TSYS (``similar companies'') as described below. The companies used for comparison are not the same companies used in the peer group index appearing in the Stock Performance Graph above. A description of each element of executive compensation and the factors and criteria used by the Committee in determining these elements is discussed below:

Base Salary. Base salary is an executive's annual rate of pay without regard to any other elements of compensation. The primary consideration in determining an executive's base salary is a market comparison of the base salaries at similar companies for similar positions based upon the executive's level of responsibility and experience. Base salaries are targeted at the median levels of the similar companies used in the comparison. In addition to market comparisons, corporate performance (measured by shareholder return and earnings) and individual performance (measured by the quality of TSYS' strategic plan, the executive's management responsibilities and development, and the executive's industry and civic involvement) are also considered in determining an executive's base salary, although these factors do not weigh heavily in determining base salary. Based solely upon market comparisons, the Committee increased Mr. Ussery's base salary in 1994. The Committee also increased the base salaries of TSYS' other executive officers in 1994 based solely upon market comparisons.

Annual Bonus. Annual bonuses are awarded pursuant to the terms of the Synovus Financial Corp. Incentive Bonus Plan. The Committee reviews and approves all bonuses awarded to TSYS executives although, in accordance with the terms of the Incentive Bonus Plan, bonuses are initially awarded by the Compensation Committee of Synovus. Under the Incentive Bonus Plan, bonus amounts are paid as a percentage of base pay based on financial performance goals such as revenues and net income. The maximum percentage payouts, established by the Committee, under the Incentive Bonus Plan are 65% for Mr. Ussery, 60% for Messrs. Tomlinson and Evans, 50% for Mr. Pruett and 25% for Mr. Lipham. For Mr. Ussery and TSYS' other executive officers, the 1994 goal under the Incentive Bonus Plan was a single net income goal for TSYS. TSYS' financial performance and individual performance, separate from the financial performance goals established at the beginning of the year, can reduce bonus awards determined by the attainment of the established goals, although this was not the case for any of TSYS' executive officers. Because the net income goal for 1994 under the Incentive Bonus Plan was exceeded, Mr. Ussery and TSYS' other executive officers were awarded the maximum bonus amount for which each executive was eligible.

Long-Term Incentives. The two types of long-term incentives awarded to executives to date are stock options and restricted stock awards. Because of the relatively low number of previously traded shares of TSYS, the Committee decided that TSYS executives should be eligible to receive stock options and restricted stock awards of Synovus stock under the Synovus Financial Corp. 1994 Long-Term Incentive Plan, thereby linking their interests to the interests of TSYS and Synovus shareholders. The Committee reviews and approves all long-term incentive awards to TSYS executives although, in accordance with the terms of the Synovus 1994 Long-Term
Incentive Plan, long-term incentives are actually awarded by the Compensation Committee of Synovus. Restricted stock awards are designed to focus executives on the long-term performance of TSYS and Synovus. Stock options provide executives with the opportunity to buy and maintain an equity interest in TSYS and Synovus and to share in the appreciation of the value of TSYS and Synovus Common Stock. During 1994, the Committee restructured its approach for granting long-term incentive awards. The Committee previously had no formal policy regarding the frequency of long-term incentive awards. In 1994, the Committee decided to make annual long-term incentive award grants based upon company performance over a three-year period. For 1994, to transition into this new approach, the Committee granted stock options and restricted stock awards based upon market comparisons of the long-term incentives granted to executives at similar companies with similar levels of responsibility and experience. The Committee targeted the median level of long-term incentive awards of similar companies using equal grants of restricted stock awards and stock options based upon the projected value of such awards.

Based solely upon these market comparisons, the Committee granted Mr. Ussery and TSYS' other executive officers restricted stock awards and stock options in 1994. Beginning in 1995, the Committee anticipates making annual grants of long-term incentive awards based upon company performance measured by total shareholder return over the previous three-year period. The Committee established a payout matrix in 1994 for future long-term incentive grants that uses total shareholder return as measured by Synovus' performance (stock price increases plus dividends) and how Synovus' total shareholder return compares to the return of a peer group of companies.

Benefits. Benefits offered to executives serve a different purpose than the other elements of total compensation. In general, these benefits provide either retirement income or protection against catastrophic events such as illness, disability and death. Executives generally receive the same benefits offered to the general employee population, with the only exceptions designed to promote tax efficiency or to replace other benefits lost due to regulatory limits or insurance carrier policy limits. TSYS' Profit Sharing Plan, including an excess benefit arrangement designed to replace Profit Sharing Plan benefits lost due to regulatory limits (collectively the ``Plan''), is the largest component of TSYS' benefits package for executives. The Plan is directly related to corporate performance because the amount of contributions to the Profit Sharing Plan (to a maximum of 15% of an executive's compensation) is a function of TSYS' profitability. For 1994, Mr. Ussery and TSYS' other executive officers received the maximum Plan contribution, which is equal to 15% of their compensation, because the profitability formula under the Plan was exceeded. The remaining benefits provided to executives are primarily based upon the competitive practices of similar companies.

In 1993, the Internal Revenue Code of 1986, as amended, was amended to limit the deductibility for federal income tax purposes of annual compensation paid by a publicly held corporation to its chief executive officer and four other highest paid executives for amounts greater than $1 million unless certain conditions are met. Although none of TSYS' executive officers are currently affected by this provision, the Committee believes that this provision could affect TSYS' executive officers in the future. Because the Committee seeks to maximize shareholder value, the Committee has taken steps to ensure the deductibility of compensation in excess of $1 million in the future. See Section III hereof captioned ``DIRECTORS' PROPOSAL TO APPROVE THE SYNOVUS FINANCIAL CORP. 1994 LONG-TERM INCENTIVE PLAN''.

The Committee believes that the executive compensation policies serve the best interests of the shareholders and of TSYS. A substantial portion of the compensation of TSYS' executives is directly related to and commensurate with TSYS' performance. The Committee believes that the performance of TSYS to date validates the Committee's compensation philosophy.

William B. Turner
Gardiner W. Garrard, Jr.
George C. Woodruff, Jr.

(8) Compensation Committee Interlocks and Insider Participation.

The members of TSYS' Compensation Committee are William B. Turner, Gardiner
W. Garrard, Jr. and George C. Woodruff, Jr. No member of the Committee is a current or former officer or employee of TSYS or its subsidiaries.

Mr. Turner is Chairman of the Executive Committee of W.C. Bradley Co. James
H. Blanchard, Chairman of the Executive Committee of TSYS, serves on the Board of Directors of W.C. Bradley Co. TSYS leases various properties in Columbus, Georgia from W.C. Bradley Co. for office space and storage. The rent paid for the space in 1994, which is approximately 99,378 square feet, is approximately $680,966. The lease agreements were made substantially on the same terms as those prevailing at the time for comparable leases for similar facilities with an unrelated third party in Columbus, Georgia.

TSYS has entered into an agreement with CB&T with respect to the use of aircraft owned or leased by B&C Company, a Georgia general partnership in which CB&T and W.C. Bradley Co. are equal partners. CB&T and W.C. Bradley Co. have each agreed to remit to B&C Company fixed fees for each hour they fly the aircraft owned and/or leased by B&C Company. TSYS paid CB&T $368,768 for its use of the B&C Company aircraft during 1994, which $368,768 was remitted to B&C Company by CB&T. The charges payable by TSYS to CB&T in connection with its use of this aircraft approximate charges made available to unrelated third parties in the State of Georgia for use of comparable aircraft for commercial purposes. William B. Turner, a director of TSYS, Chairman of the Board of CB&T and Chairman of the Executive Committee of Synovus, is an officer, director and shareholder of W.C. Bradley Co. James H. Blanchard, Chairman of the Executive Committee of TSYS, Chairman of the Board of Synovus and a director of CB&T, is a director of W.C. Bradley Co. W. Walter Miller, Jr., a director and shareholder of W.C. Bradley Co., is Senior Vice President and a director of TSYS. Elizabeth C. Ogie, the niece of William B. Turner and the sister-in-law of W. Walter Miller, Jr., is a director and shareholder of W.C Bradley Co. and a director of CB&T and Synovus. Stephen T. Butler, the nephew of William B. Turner and an officer, director and shareholder of W.C. Bradley Co., is a director of CB&T. Samuel M. Wellborn, III, President and a director of CB&T, is a director of W.C. Bradley Co. W.B. Turner, Jr. and John T. Turner, the sons of William
B. Turner, are officers, directors and shareholders of W.C. Bradley Co. and are also directors of CB&T.

Gardiner W. Garrard, Jr. is President of The Jordan Company. On October 1, 1993, TSYS entered into a lease with The Jordan Company pursuant to which TSYS leases from The Jordan Company approximately 10,000 square feet of office space in Columbus, Georgia for $5,000 per month, payable in advance, which lease expires on September 30, 1996. The lease was made on substantially the same terms as those prevailing at the time for leases of comparable property between unrelated third parties. Gardiner W. Garrard, Jr., a director of TSYS, CB&T and Synovus, is an officer, director and shareholder of The Jordan Company. Richard M. Olnick, the brother-in-law of Gardiner W. Garrard, Jr. and a director of CB&T, is an officer, director and shareholder of The Jordan Company.

(9)  Transactions with Management.

During 1994, TSYS paid to Communicorp, Inc. an aggregate of $561,113. These payments were made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with unrelated third parties, and were primarily for various printing and business communication services provided by Communicorp, Inc. to TSYS. Communicorp, Inc. is a wholly-owned subsidiary of AFLAC Incorporated. Daniel P. Amos, a director of CB&T and Synovus, is Chief Executive Officer and a director of AFLAC Incorporated.

King & Spalding, a law firm located in Atlanta, Georgia, performed legal services on behalf of TSYS during 1994. Griffin B. Bell, a director of TSYS, is a Senior Partner of King & Spalding.

For information about transactions with companies that are affiliates of William B. Turner and Gardiner W. Garrard, Jr., directors of TSYS, see
Section IV(8) captioned ``Compensation Committee Interlocks and Insider Participation.''

For a description of certain transactions between TSYS and its affiliated companies, upon whose Boards of Directors certain of TSYS' directors also serve, see Section V(D) hereof captioned ``Bankcard Data Processing Services Provided to CB&T, Certain of Synovus' Subsidiaries and Other Parties; Other Agreements Between TSYS, Synovus, CB&T and Certain of Synovus' Subsidiaries.''

V.  RELATIONSHIPS  BETWEEN  TSYS, SYNOVUS,  CB&T  AND  CERTAIN OF  SYNOVUS'
SUBSIDIARIES

A. Beneficial Ownership of TSYS Common Stock by CB&T.

The following table sets forth, as of December 31, 1994, the number of shares of TSYS Common Stock beneficially owned by CB&T, the only known beneficial owner of more than 5% of the issued and outstanding shares of TSYS Common Stock.

                                                  Percentage of
                         Shares of                Outstanding Shares of
                         TSYS Common Stock        TSYS Common Stock
Name and Address         Beneficially Owned       Beneficially Owned
Beneficial Owner         as of 12/31/94           as of 12/31/94
Columbus Bank
and Trust Company        52,200,646 <F1>(f2>      80.8%
1148 Broadway,
Columbus, Georgia 31901

<F1> CB&T individually owns these shares.

<F2>  As of  December 31,  1994, certain  banking subsidiaries  of Synovus, including CB&T, held in various fiduciary capacities a total of 355,940 shares (.55%) of TSYS Common Stock. Of this total, CB&T held 316,912 shares as to which it possessed sole voting or investment power and 30,428 shares as to which it possessed shared voting and investment power. The other banking subsidiaries of Synovus held 5,700 shares as to which they possessed sole voting and investment power and 2,900 shares as to which they possessed shared voting and investment power. In addition, as of December 31, 1994, CB&T and the other banking subsidiaries of Synovus held in various agency capacities an additional 432,406 shares of TSYS Common Stock as to which they possessed no voting or investment power. Of this additional amount as to which no voting or investment power was possessed, CB&T and the other banking subsidiaries of Synovus held 380,512 and 51,894 shares, respectively. Synovus and its banking subsidiaries disclaim beneficial ownership of all shares of TSYS Common Stock which are held by them in various fiduciary and agency capacities.

CB&T, by virtue of its individual ownership of 52,200,646 shares, or 80.8%, of the outstanding shares of TSYS Common Stock on December 31, 1994 is able to, and intends to, elect a majority of TSYS' Board of Directors. CB&T presently controls TSYS.

B. Interlocking Directorates of TSYS, Synovus and CB&T.

Eight of the sixteen members of and nominees to serve on TSYS' Board of Directors also serve as members of the Boards of Directors of Synovus and CB&T. They are James H. Blanchard, Richard Y. Bradley, Salvador
Diaz-Verson, Jr., Gardiner W. Garrard, Jr., H. Lynn Page, William B. Turner, George C. Woodruff, Jr., and James D. Yancey. John P. Illges, III serves as an Advisory Director of Synovus and as a director of CB&T and Mason H. Lampton serves as an Advisory Director of CB&T and as a director of Synovus.

C. Synovus Common Stock Ownership of Directors, Nominees and Management.

The following table sets forth, as of January 31, 1995, the number of shares of Synovus Common Stock beneficially owned by TSYS' named executive officers, directors and nominees for election as Class III directors.

                           Shares of       Shares of      Shares of
                             Synovus         Synovus        Synovus                      Percentage
                        Common Stock    Common Stock   Common Stock                              of
                        Beneficially    Beneficially   Beneficially           Total     Outstanding
                          Owned with      Owned with     Owned with       Shares of       Shares of
                         Sole Voting          Shared    Sole Voting         Synovus         Synovus
                                 and      Voting and         but no    Common Stock    Common Stock
                          Investment      Investment     Investment    Beneficially    Beneficially
                         Power as of     Power as of    Power as of     Owned as of     Owned as of
Name                         1/31/95         1/31/95        1/31/95        1/31/95          1/31/95
                                                                                       c>

Griffin B. Bell                2,240           5,500          -----          7,740            0.01%
James H. Blanchard           526,611           3,835          8,478        538,924            0.80
Richard Y. Bradley             4,269          37,481          -----         41,750            0.06
Salvador Diaz-Verson, Jr.     17,443           -----          -----         17,443            0.03
Kenneth E. Evans              11,795             278          3,043         15,116            0.02
Gardiner W. Garrard, Jr.      54,355         446,513          -----        500,868            0.74
John P. Illges, III          179,389          77,630          -----        257,019            0.38
Mason H. Lampton             118,884          68,465          -----        187,309            0.28
James B. Lipham                  693           -----          -----            693            .001
William M. McVay              36,372           -----          -----         36,372            0.05
W. Walter Miller, Jr.         11,943<F1>      19,088          -----         31,031            0.05
H. Lynn Page                 283,959           3,412          -----        287,371            0.42
William A. Pruett              -----           -----          1,304          1,304            .002
Philip W. Tomlinson               94           -----          3,261          3,355            .005
William B. Turner             27,560       5,057,996          -----      5,085,556            7.52
Richard W. Ussery              6,750           1,314          4,609         12,673            0.02
George C. Woodruff, Jr.       35,915           -----          -----         35,915            0.05
James D. Yancey              306,391          13,275          5,464        325,130            0.48

<F1> Includes 3,000 shares of Synovus Common Stock with respect to which
     W. Walter Miller, Jr. has options to acquire.

The following table sets forth information, as of January 31, 1995, with respect to the beneficial ownership of Synovus Common Stock by all directors, nominees and executive officers of TSYS as a group.

                                                  Percentage of
                         Shares of                Outstanding Shares of
                         Synovus Common Stock     Synovus Common Stock
Name of                  Beneficially Owned       Beneficially Owned
Beneficial Owner         as of 1/31/95            as of 1/31/95
All  directors,
nominees and executive
officers of TSYS as a
group                    7,445,335                10.99%
(includes 19 persons)

D. Bankcard Data Processing Services Provided to CB&T, Certain of Synovus' Subsidiaries and Other Parties; Other Agreements Between TSYS, Synovus, CB&T and Certain of Synovus' Subsidiaries.

During 1994, TSYS provided bankcard data processing services to CB&T and 31 of Synovus' other banking subsidiaries. During 1994, TSYS also provided to AT&T Universal Card Services Corp. (``UCS'') the bankcard data processing services that UCS has agreed with Universal Bank, which was a subsidiary of Synovus during 1994, to provide in connection with the AT&T Universal Card issued by Universal Bank. The bankcard data processing agreement between TSYS and CB&T can be terminated by CB&T upon 60 days prior written notice to TSYS or terminated by TSYS upon 180 days prior written notice to CB&T. During 1994, TSYS charged CB&T and 31 of Synovus' other banking subsidiaries $2,321,517, in the aggregate, including the reimbursement of out of pocket expenses, for the performance of bankcard data processing services. TSYS charged UCS for all of the bankcard data processing services provided with respect to the Universal Card. TSYS' charges to CB&T and Synovus' other banking subsidiaries for bankcard data processing services are comparable to, and are determined on the same basis as, charges by TSYS to similarly situated unrelated third parties. TSYS' charges to UCS for bankcard data processing services were negotiated with UCS on an arm's-length basis and are comparable to charges by TSYS to other similarly situated unrelated third parties.

TSYS and Synovus  are parties  to Management Agreements  (having one  year, automatically renewable, unless terminated, terms), pursuant to which Synovus provides certain management services to TSYS. During 1994, these services included miscellaneous personnel services, investor relations services, corporate governance services, legal services, regulatory and statutory compliance services, executive management services performed on behalf of TSYS by certain of Synovus' officers and financial services. As compensation for management services provided during 1994, TSYS paid Synovus a management fee of $915,215. As compensation for payroll processing support services provided by TSYS to Synovus during 1994, Synovus paid TSYS a management fee of $409,438. Management fees are subject to future adjustments based upon the management services then being provided based upon charges at the time by unrelated third parties for comparable services.

During 1994, CB&T served as Trustee of TSYS' Pension Plan, TSYS' Profit Sharing Plan and TSYS' Medical Benefits Plan. During 1994, TSYS paid CB&T trustee's fees under TSYS' Pension Plan, TSYS' Profit Sharing Plan and TSYS' Medical Benefits Plan of $33,308, $133,821 and $1,200, respectively.

During 1994, Columbus Depot Equipment Company (``CDEC''), a wholly-owned subsidiary of TSYS, and CB&T and 21 of Synovus' other subsidiaries were parties to Lease Agreements pursuant to which CB&T and 21 of Synovus' other subsidiaries leased from CDEC computer related equipment for bankcard and bank data processing services for lease payments aggregating $145,088. During 1994, CDEC sold CB&T and certain of Synovus' other subsidiaries computer related equipment for bankcard and bank data processing services for payments aggregating $257,364. In addition, CDEC was paid $26,563 by CB&T and certain of Synovus' other subsidiaries for monitoring such equipment and $3,280 for servicing various computer related equipment. The terms, conditions, rental rates and/or sales prices provided for in these Agreements are comparable to corresponding terms, conditions and rates provided for in leases and sales of similar equipment offered by unrelated third parties.

During 1994, Synovus Data Corp., a subsidiary of Synovus, paid TSYS $732,136 for data links, network services and other miscellaneous items related to the data processing services which Synovus Data Corp. provides to its customers, which amount was reimbursed to Synovus Data Corp. by its customers, and $193,632 for management services. During 1994, TSYS paid Synovus Data Corp. $96,000, primarily for computer processing services. The charges for processing and other services are comparable to those between unrelated third parties.

During 1994, TSYS and Synovus Data Corp. were parties to a Lease Agreement pursuant to which TSYS leased from Synovus Data Corp. portions of its office building for lease payments aggregating $214,650. During 1994, TSYS and CB&T were parties to a Lease Agreement pursuant to which CB&T leased from TSYS portions of its maintenance facility for lease payments aggregating $19,088. In August, 1993, TSYS entered into a three-year Lease Agreement with CB&T pursuant to which it leases office space from CB&T for lease payments of $4,483 per month. The terms, conditions and rental rates provided for in these Lease Agreements are comparable to corresponding terms, conditions and rates provided for in leases of similar facilities offered by unrelated third parties in the Columbus, Georgia area.

During 1994, Synovus, CB&T and other Synovus subsidiaries paid to Columbus Productions, Inc., a subsidiary of TSYS, an aggregate of $439,402 for printing services. The charges for printing services are comparable to those between unrelated third parties.

During 1994, TSYS purchased 12,217 shares of Synovus Common Stock from Synovus for $210,743 and simultaneously granted the shares to certain executive officers of TSYS as restricted stock awards. The per share purchase price of such shares was equal to the fair market value of a share of Synovus Common Stock on the date of purchase.

Most customers of the services marketed as THE TOTAL SYSTEM (SM) maintain special clearing demand deposit accounts with CB&T to facilitate the settlement of bankcard transactions between VISA(R), MASTERCARD(R), TSYS and the customers. In certain cases, with the approval of CB&T, these special clearing accounts may also be utilized by customers for other correspondent banking transactions with CB&T.

TSYS and its subsidiaries maintain one or more demand deposit accounts with CB&T. Demand deposit balances with CB&T were $2,302,765 at December 31, 1994. During 1994, CB&T paid TSYS and its subsidiaries $384,070 of interest on interest bearing deposits TSYS and its subsidiaries maintain with CB&T. In addition, CB&T served as TSYS' stock transfer agent and agent of TSYS' Employee and Director Stock Purchase Plans during 1994 for which it received fees of $35,596. During 1994, TSYS and its subsidiaries paid CB&T $2,912 of interest in connection with a loan from CB&T. These interest rates and fees are comparable to those provided for between unrelated third parties.

Effective December 28, 1990, TSYS, the Development Authority of Columbus, Georgia, and CB&T, as Trustee, consummated the issuance of, and various banking subsidiaries of Synovus purchased, $15,000,000 of industrial development revenue bonds, the proceeds of which were used by TSYS to acquire and construct its 210,000 square foot North Center production facility. As a result of the consummation of such financing, TSYS will lease its North Center facility from the Development Authority for a period of 30 years, with the lease payments to be paid thereon being used by the Authority to satisfy its obligations to the purchasers of the bonds. The terms of such bonds, including the 9.75% rate of interest to be paid thereon and the schedule upon which principal will be repaid included therein, and the various other documents pursuant to which such bonds were issued, were arrived at as a result of arm's-length negotiations between TSYS, the Authority, the Trustee and the various subsidiary banks of Synovus which purchased the bonds, and are no less favorable than could be obtained from unrelated third parties. During 1994, TSYS made principal payments of $900,000 and interest payments of $57,281 in connection with such bonds.

The Board of Directors of TSYS has resolved that transactions with officers, directors, key employees and their affiliates shall be approved by a majority of its independent and disinterested directors, if otherwise permitted by applicable law, and will be on terms no less favorable than could be obtained from unrelated third parties.

VI. COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Exchange Act requires TSYS' officers and directors, and persons who own more than ten percent of TSYS Common Stock, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish TSYS with copies of all Section 16(a) forms they file.

To TSYS' knowledge, based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, TSYS believes that during fiscal year ended December 31, 1993, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with, except that Mr. Miller reported late on an amended Form 4 one purchase of 40 shares of TSYS Common Stock for his minor child's account; Mr. Bradley reported late on an amended Form 4 one purchase of 300 shares of TSYS Common Stock; Raymond M. Wright, who was a director of TSYS during 1994 and is now an Emeritus Director of TSYS, reported late on two amended Forms 4 four purchases aggregating 575 shares of TSYS Common Stock; and Mr. McVay reported late on a corrective Form 5 one purchase of 92 shares in the TSYS Director Stock Purchase Plan.

VII. INDEPENDENT AUDITORS

On February 6, 1995, TSYS' Board of Directors appointed KPMG Peat Marwick LLP as the independent auditors to audit the financial statements of TSYS and its subsidiaries for the fiscal year ending December 31, 1995. The Board of Directors knows of no direct or material indirect financial interest by KPMG Peat Marwick LLP in TSYS or of any connection between KPMG Peat Marwick LLP and TSYS in the capacity of promoter, underwriter, voting trustee, director, officer, shareholder or employee.

Representatives of KPMG Peat Marwick LLP will be present at TSYS' 1995 Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

VIII. FINANCIAL INFORMATION WITH REFERENCE TO TSYS CONTAINED IN TSYS' 1994 ANNUAL REPORT

Detailed financial information for TSYS and its subsidiaries for its 1994 fiscal year is included in TSYS' 1994 Annual Report that is being mailed to TSYS' shareholders together with this Proxy Statement.

IX. OTHER MATTERS

At the time of preparation of this Proxy Statement, TSYS' Board of Directors has not been informed of any matters to be presented by or on behalf of TSYS' Board of Directors or its management for action at TSYS' 1995 Annual Meeting which are not referred to herein. If any other matters come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote thereon in accordance with their best judgment.

TSYS' shareholders are urged to vote, date and sign the enclosed Proxy Card solicited on behalf of TSYS' Board of Directors and return it at once in the envelope enclosed herewith for that purpose. This should be done whether or not the TSYS shareholder plans to attend TSYS' 1995 Annual Meeting.


By Order of the Board of Directors
/s/ Richard W. Ussery
Richard W. Ussery
Chairman of the Board, Total System Services, Inc.
Columbus, Georgia
March 10, 1995

                            APPENDIX A

PROXY                                                                 PROXY
                      TOTAL SYSTEM SERVICES, INC.
          POST OFFICE BOX 2506, COLUMBUS, GEORGIA  31902-2506
      ANNUAL MEETING OF SHAREHOLDERS OF TSYS TO BE HELD APRIL 10, 1995
        SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TSYS

The undersigned shareholder of Total System Services, Inc. ("TSYS"), Columbus, Georgia, hereby makes, constitutes and appoints James B. Lipham and Dorenda K. Weaver, or any of them acting singly in the absence of the other, the true and lawful attorney(s) and proxy(ies) of the undersigned, each of them with full power of substitution, for and in the name, place and stead of the undersigned to represent and to vote all shares of the $.10 par value common stock of TSYS ("TSYS Common Stock") standing in the name of the undersigned or with respect to which the undersigned is entitled to vote at the ANNUAL MEETING OF THE SHAREHOLDERS OF TSYS to be held on the 10th day of April 1995, and at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present.

The Board of Directors is not aware of any matters likely to be presented for action at the Annual Meeting of Shareholders of TSYS, other than the matters listed herein. However, if any other matters are properly brought before the Annual Meeting, the persons named in this Proxy or their substitutes will vote upon such other matters in accordance with their best judgement. This Proxy is revocable at any time prior to its use.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH ANY INSTRUCTIONS INDICATED HEREIN. IF NO INDICATION IS MADE, IT WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS LISTED HEREIN.

PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED
ENVELOPE.

Please sign exactly as your name appears on this Proxy. When shares are held by joint tenants, both must sign. When signing in a fiduciary or representative capacity, give you full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

HAS YOUR ADDRESS CHANGED?


DO YOU HAVE ANY COMMENTS?




[ ] PLEASE MARK VOTES AS IN THIS EXAMPLE

                            With-  For all
                      For   hold   Except                For  Against  Abstain
1.) To elect          [ ]   [ ]    [ ]        2.) To     [ ]  [ ]      [ ]
    Class III                                     approve the
    Directors of TSYS.                            Synovus Financial Corp.
    Nominees:                                     1994 Long-Term
                                                  Incentive Plan.

Salvador Diaz-Verson, Jr., Mason H. Lampton,      The undersigned hereby
William B. Turner, George C. Woodruff, Jr.        acknowledges receipt of
and James D. Yancey,                              NOTICE of said ANNUAL
                                                  MEETING and said PROXY
Instruction: To withhold authority to vote        STATEMENT and hereby revokes
for any individual nominee for Class III          all Proxies heretofore
director of TSYS, mark the "For All Except"       given by the undersigned
box and strike a line through the nominee's       for said ANNUAL MEETING.
name in the list above.

RECORD DATE SHARES:                               The Board of Directors
                                                  recommends that shareholders
                                                  vote FOR each of the
                                                  proposals listed herein.

Please be sure to
sign and date this Proxy.[Date:               ]   Mark box at right        [ ]
Shareholder sign here[                        ]   if comments or address
Co-owner sign here[                           ]   change have been noted on
                                                  the reverse side of this
                                                  card.
DETACH CARD                                                   DETACH CARD

                         TOTAL SYSTEM SERVICES, INC.
Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, April 10, 1995.

Thank you in advance for your prompt consideration of these matters.

Sincerely,
Total System Services, Inc.

                                 APPENDIX B

                          SYNOVUS FINANCIAL CORP.
                       1994 LONG-TERM INCENTIVE PLAN

SECTION 1.  General Purpose of Plan

The name of this plan is the Synovus Financial Corp. 1994 Long-Term Incentive Plan (the "Plan"). The purpose of the Plan is to enable Synovus Financial Corp. (the "Corporation") and its Subsidiaries to attract, retain, motivate, and reward employees who make a significant contribution to the Corporation's long-term success, and to enable such employees to acquire and maintain an equity interest in Synovus Financial Corp.

SECTION 2.  Definitions

For purposes of the Plan, the following terms shall be defined as set forth below:

   a. "Award" means any award of Stock Options, Option Price Adjustment Rights, Stock Appreciation Rights, Restricted Stock, or Performance Awards, whether in cash or stock or a combination thereof, authorized by the Committee under this Plan.

   b. "Board" means the Board of Directors of the Corporation or the Executive Committee of the Board of Directors of the Corporation.

   c. "Cause" means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's willful misconduct, dishonesty, embezzlement, fraud, deceit or civil rights violations, any of which acts cause the Corporation or any Subsidiary liability or loss, as determined by the Board.

   d. "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

   e. "Committee" means the Compensation Committee, or any other committee of the Board appointed for the purpose of administering the Plan, which committee shall consist exclusively of two or more
       Disinterested Persons.

   f.  "Commission" means the Securities and Exchange Commission.

   g.  "Corporation" means Synovus Financial Corp.

   h. "Disability" means total and permanent physical or mental disability or incapacity of an employee to fulfill at any time or from time to time his normal duties as an employee, as certified in writing by two competent physicians, one of which shall be selected by the Committee and the other of which shall be selected by the employee or his duly appointed guardian or legal or personal representative. In addition, for purposes of determining Disability as it applies to any Incentive Stock Option, the term "Disability" shall be interpreted consistently with Code Sections 421-424.

   i. "Disinterested Person" shall have the meaning set forth in Rule 16b-3 as promulgated by the Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission. The term "Disinterested Person" shall also mean an "outside director" as set forth in Code Section 162 (m).

   j. "Early Retirement" means retirement from active employment with the Corporation or any Subsidiary pursuant to the early retirement provisions of the applicable Corporation or Subsidiary pension plan.

   k. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto.

   l. "Fair Market Value" means, as of any given date, the closing price of the Stock on such date (or if no transactions were reported on such date on the next preceding date on which transactions were so reported) in the principal market in which such Stock is traded on such date as reported in The Wall Street Journal (or any other publication designated by the Committee) except that, with respect to grants of Restricted Stock, "Fair Market Value" for Restricted Stock on the date of grant shall be determined as of the time and date of the Restricted Stock grant by the Compensation Committee.

   m. "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of
       Section 422 of the Code.

   n. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

   o. "Normal Retirement" means retirement from active employment with the Corporation or any Subsidiary on or after the normal retirement date specified in the applicable Corporation or Subsidiary pension plan.

   p. "Option Price Adjustment Right" means a right granted under Section 6 in tandem with a Stock Option which entitles the recipient to have applied as a credit against the exercise price of the related Stock Option an amount equal to: (i) the total number of shares of stock subject to the Option Price Adjustment Right (or the portion or portions thereof which the recipient from time to time elects to use for this purpose), multiplied by (ii) a fixed percentage of the Fair Market Value of a share of Stock on a date to be designated by the Committee.

   q. "Participant" means any employee of the Corporation and its Subsidiaries designated by the Committee to receive an Award under the Plan.

   r. "Performance Award" means an award of shares of Stock or cash to a Participant pursuant to Section 9 contingent upon achieving certain performance goals.

   s.  "Plan" means this Synovus Financial Corp. 1994 Long-Term Incentive
       Plan.
   t. "Restricted Stock" means an award of shares of Stock that are subject to restrictions under Section 8.

   u. "Retirement" means Normal or Early Retirement under the applicable Corporation or Subsidiary pension plan.

   v. "Stock" means the common stock of the Corporation or any successor corporation.

   w. "Stock Appreciation Right" means a right granted under Section 7, which entitles the holder to receive a cash payment or an award of Stock or, if applicable, as a credit against the purchase price of a related Stock Option, in an amount equal to the difference between
       (i) the Fair Market Value of the Stock covered by such right at the date the right is granted and (ii) the Fair Market Value of the Stock covered by such right at the date the right is exercised, unless otherwise determined by the Committee pursuant to Section 7, multiplied by the number of shares covered by the right.

   x. "Stock Option" means any option to purchase shares of Stock granted to employees pursuant to Section 6.

   y. "Subsidiary" means any corporation (other than Synovus Financial Corp.) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 3.  Administration

The Plan shall be administered by the Committee which shall at all times consist of not less than two Disinterested Persons.

The Committee shall have the power and authority to grant to eligible employees, pursuant to the terms of the Plan: (i) Stock Options;
(ii) Option Price Adjustment Rights; (iii) Stock Appreciation Rights; (iv) Restricted Stock; or (v) Performance Awards.

In particular, the Committee shall have the authority:

   (i) to select the employees of the Corporation and its Subsidiaries to whom Stock Options, Option Price Adjustment Rights, Stock Appreciation Rights, Restricted Stock, or Performance Awards or a combination of the foregoing from time to time will be granted hereunder;

   (ii) to grant Incentive Stock Options, Non-Qualified Stock Options, Option Price Adjustment Rights, Stock Appreciation Rights, Restricted Stock, or Performance Awards, or a combination of the foregoing, hereunder;

  (iii) to determine the number of shares of Stock to be covered by each such Award granted hereunder;

   (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder including, but not limited to, any restriction on any Award and/or the shares of Stock relating thereto based on performance and/or such other factors as the Committee may determine, in its sole discretion, and any vesting acceleration features based on performance and/or such other factors as the Committee may determine, in its sole discretion;

   (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of a Participant, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period.

Subject to Section 10, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and all Plan Participants.

SECTION 4.  Stock Subject to Plan

The total number of shares of Stock reserved and available for distribution under the Plan shall be 3,000,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

If any shares of Stock that have been subject to option cease to be subject to option without having been exercised, or if any shares subject to any Restricted Stock, Option Price Adjustment Rights, Stock Appreciation Rights, or Performance Awards granted hereunder are forfeited or such Awards are otherwise terminated without having been exercised, such shares shall again be available for distribution in connection with future Awards under the Plan in each case to the full extent available pursuant to the rules and interpretations of the Securities and Exchange Commission under
Section 16 of the Exchange Act. In the event that prior to the Award's cancellation, termination, expiration, or lapse, the holder of the Award at any time received one or more "benefits of ownership" pursuant to such Award (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange
Act), the Stock subject to such Award shall not be available for regrant under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Stock Options granted under the Plan and in the number of shares subject to Stock Appreciation Rights, Option Price Adjustment Rights, Restricted Stock or Performance Awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, in order to preserve each Participant's rights substantially proportionate to the Participant's rights existing prior to such event, provided that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Corporation upon the exercise of any Stock Appreciation Rights or Option Price Adjustment Rights associated with any Stock Option the price of which is adjusted.
Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant in any calendar year shall be 200,000.

SECTION 5.  Eligibility

Any employee of the Corporation or any of its Subsidiaries (but excluding members of the Committee and any person who is a director of the Corporation or any Subsidiary, but not an employee of the Corporation or any Subsidiary) is eligible to be granted Stock Options, Option Price

Adjustment Rights, Stock Appreciation Rights, Restricted Stock or
Performance Awards. The Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each Award or grant.

SECTION 6.  Stock Options

Stock Options may be granted either alone or in addition to other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions of Stock Option Awards need not be the same with respect to each optionee.

The Stock Options granted under the Plan may be of two types:
(i) Incentive Stock Options (subject to the provisions of Section 15 of the
Plan) and (ii) Non-Qualified Stock Options.

The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Option Price Adjustment Rights or Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

   (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant. The option price per share of Stock may be equal to or more or less than the Fair Market Value of the Stock on the date of grant, except that the option price for any Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Stock on the date of the grant of the Stock Option (determined without regard to any Option Price Adjustment Rights or Stock Appreciation Rights). If the option is an Incentive Stock Option and if the employee to whom the Incentive Stock Option is granted owns directly or indirectly more than 10% of the total combined voting power of all classes of Stock immediately before the grant of the option, then the option price per share of Stock must be at least 110% of the Fair Market Value of the Stock on the date of grant.

   (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted. If the option is an Incentive Stock Option and if the employee to whom the Incentive Stock Option is granted owns directly or indirectly more than 10% of the total combined voting power of all classes of Stock immediately before the grant of the option, then the term of the option may not exceed five years.

   (c) Exercisability. Subject to paragraph (j) of this Section 6 with respect to Incentive Stock Options, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant, provided, however, that except as provided in paragraphs (f) and
        (g) of Section 6, unless a longer vesting period is otherwise determined by the Committee at grant, no Stock Option shall be exercisable for a period of six months after the date of the grant of the option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provision at any time in whole or in part based on performance and/or such other factors as the Committee may determine in its sole discretion.

   (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the exercise period described in Section 6(c) by giving written notice of exercise to the Corporation specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee. If approved and as determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock owned by the optionee (based on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee). Payment of the exercise price of a Stock Option and any withholding tax due at exercise also may be made through any program or procedure (including but not limited to a broker-dealer cashless exercise program) if approved by the Committee. No shares of Stock resulting from the exercise of a Stock Option shall be issued until full payment therefor has been made. An optionee shall have the rights to dividends or other rights of a stockholder with respect to shares subject to the option when the optionee has given written notice of exercise and has paid in full for such shares.

   (e) Non-transferability of Options. No Stock Option shall be transferable by the optionee, otherwise than by will or by the laws of descent and distribution, or be subject to attachment, execution or similar process. All Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

   (f) Termination by Death (other than by suicide). Unless otherwise determined by the Committee at grant, if any optionee's employment with the Corporation or any Subsidiary terminates by reason of death (other than by suicide), the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

   (g) Termination by Reason of Disability. Unless otherwise determined by the Committee at grant, if any optionee's employment with the Corporation or any Subsidiary terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after one year from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such one year period, any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or for the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

   (h) Termination by Reason of Retirement. Unless otherwise determined by the Committee at grant, if any optionee's employment with the Corporation or any Subsidiary terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after one year from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such one year period any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or for the stated term of the Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

   (i) Other Termination. Unless otherwise determined by the Committee at or after grant, if an optionee's employment with the Corporation or any Subsidiary terminates for Cause or for death by reason of suicide or for any reason other than Disability or Normal or Early Retirement or death other than by suicide, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised to the extent such Stock Option could have been exercised on the date of cessation of employment for the lesser of three months from the date of termination or the balance of such Stock Option's term if the optionee's employment with the Corporation or any Subsidiary is involuntarily terminated by the optionee's employer without Cause.

   (j) Limit on Value of Incentive Stock Options First Exercisable Annually. The aggregate Fair Market Value (determined at the time of grant) of the Stock for which "incentive stock options" within the meaning of Section 422 of the Code are exercisable for the first time by an optionee during any calendar year under the Plan (and/or any other stock option plans of the Corporation or any Subsidiary) shall not exceed $100,000.

   (k) Option Price Adjustment Rights. The Committee shall have the discretion to grant Option Price Adjustment Rights in conjunction with all or part of any Stock Option granted under the Plan, either at or after the time of grant of such Stock Option. Option Price Adjustment Rights shall be exercisable only at such time as and to the same extent that the Stock Options to which the Option Price Adjustment Rights relate are exercisable. An Option Price Adjustment Right granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option. An Option Price Adjustment Right may be exercised by an optionee by exercising and surrendering the applicable potion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to have applied as a credit against the exercise price of the related Stock Option an amount equal to: (i) the total number of shares of stock subject to the Option Price Adjustment Right (or the portion or portions thereof which the optionee from time to time elects to use for this purpose), multiplied by (ii) a fixed percentage of the Fair Market Value of a share of Stock on a date to be designated by the Committee.

SECTION 7.  Stock Appreciation Rights

   (a) Grant and Exercise When Granted in Conjunction With Stock Options. Stock Appreciation Rights may be granted alone or in conjunction with all or part of any Stock Option granted under the Plan and may contain terms and conditions different from those of the related Stock Option, except as otherwise provided below. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Non-Qualified Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Incentive Stock Option.

        A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

        A Stock Appreciation Right may be exercised by an optionee, in accordance with paragraph (c) of this Section 7, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (c) of this Section 7. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.
   (b) Grant and Exercise When Granted Alone. Stock Appreciation Rights may be granted at the discretion of the Committee in a manner not related to an award of a Stock Option. The Committee should have the discretion to determine the terms and conditions of any Stock Appreciation Rights not related to a Stock Option Award. A Stock Appreciation Right granted under this Section 7(b) is not exercisable for a period of six months from the date of grant, unless a longer period is otherwise determined by the Committee. The Stock Appreciation Right, granted under Section 7(b), shall be exercisable in accordance with Section 7(c) over a period not to exceed ten years. Any Stock Appreciation Right which is outstanding on the last day of the exercisable period shall be automatically exercised on such date for cash or Common Stock, as determined by the Committee, without any action by the holder if, on that date, the Fair Market Value of the Stock exceeds the exercise price of the Stock Appreciation Right.

   (c) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

        (i) Stock Appreciation Rights granted pursuant to Section 7(a) shall be exercisable only at such time or times and to the extent that the Stock Options to which the Stock Appreciation Rights relate shall be exercisable in accordance with the provisions of Section 6 and this Section 7 of the Plan; provided, however, that any Stock Appreciation Right granted subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of the term of the Stock Appreciation Right, except that this additional limitation shall not apply in the event of death other than by suicide or Disability of the optionee prior to the expiration of the six-month period.

        (ii) Upon the exercise of a Stock Appreciation Right granted pursuant to Section 7(a), an optionee shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. Upon the exercise of a Stock Appreciation Right granted pursuant to Section 7(b), the holder shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the Fair Market Value of one share of Stock at the date the Stock Appreciation Right was granted multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

        (iii) No Stock Appreciation Right shall be transferable by the holder, other than by will or the laws of descent and distribution, or be subject to attachment, execution or similar process. All Stock Appreciation Rights shall be exercisable, during the holder's lifetime, only by the holder.

        (iv) Upon the exercise of a Stock Appreciation Right granted pursuant to Section 7(a), the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 4 of the Plan on the number of shares of Stock to be issued under the Plan.

        (v) A Stock Appreciation Right granted in connection with an Incentive Stock Option pursuant to Section 7(a), may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

        (vi) In its sole discretion, the Committee may provide, at the time of grant of a Stock Appreciation Right under this
              Section 7, that such Stock Appreciation Right can be exercised only in the event of a "Change of Control" (as defined in Section 12 below). Furthermore, the Committee may provide, at the time of grant of any Stock Appreciation Right, that such Stock Appreciation Right can be exercised only upon the attainment of specified performance goals or other such criteria as the Committee may determine in its sole discretion.

        (vii) In the discretion of the Committee, if the Plan is approved by the shareholders of the Corporation in accordance with
              Section 15 of the Plan, a Stock Appreciation Right may provide that any exercise by a Participant of all or a portion of a Stock Appreciation Right for cash, may only be made during the period beginning on the third business day following the date of the Corporation's release of its quarterly or annual summary statements of earnings to the public and ending on the twelfth business day following such date; provided, however, that the foregoing shall not apply to any exercise by a Participant of a Stock Appreciation Right for cash where the date of exercise is automatic or fixed in advance under the Plan and is outside the control of the Participant.

SECTION 8.  Restricted Stock

   (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the employees of the Corporation and its Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price, if any, to be paid by the recipient of Restricted Stock (subject to Section 8(b) hereof), the time or times within which such Awards may be subject to forfeiture, the nature of the restrictions, including any performance requirements, the circumstances under which restrictions will lapse and all other conditions of the Awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals, or such other criteria as the Committee may determine, in its sole discretion. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

   (b) Awards and Certificates. The prospective recipient of an Award of shares of Restricted Stock shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award (a "Restricted Stock Award Agreement") and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the then applicable terms and conditions.

        (i) Awards of Restricted Stock must be accepted within a period of thirty days (or such shorter period as the Committee may specify) after the Award date by executing a Restricted Stock Award Agreement and paying whatever price, if any, is required.

        (ii) Each Participant who is awarded Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock to be held in escrow as described below.

              Such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Synovus Financial Corp. 1994 Long-Term Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and Synovus Financial Corp. Copies of such Plan and Agreement are on file in the offices of Synovus Financial Corp., One Arsenal Place, 901 Front Avenue, Suite 301, Columbus, Georgia, 31901."

        (iii) The Committee shall require that the stock certificate evidencing such shares be held in escrow by Columbus Bank and Trust Company ("CB&T"), or any other escrow agent designated by the Committee until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award. In the event the Participant has obtained a loan from CB&T or other escrow agent in order to purchase the Restricted Stock or to pay any taxes due with respect to the Restricted Stock, CB&T or other escrow agent shall have the right to require that the shares continue to be held in escrow until such loan is repaid.

   (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 8 shall be subject to the following restrictions and conditions:

        (i) Subject to the provisions of this Plan and Restricted Stock Award Agreements, during the period of six months after the Award or such longer period as may be set by the Committee commencing on the grant date (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on performance and/or such other factors as the Committee may determine, in its sole discretion.

        (ii) Except as provided in paragraph (c)(i) of this Section 8, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Corporation, including the right to receive any dividends, unless the Committee shall declare otherwise at the time of the Award.

              Dividends paid in cash with respect to shares of Restricted Stock shall not be subject to any restrictions or subject to forfeiture. Dividends paid in Stock of the Corporation or Stock received in connection with a stock split with respect to Restricted Stock shall be subject to the same restrictions as on such Restricted Stock. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of Restricted Stock and the repayment of any loans obtained from CB&T to purchase the Restricted Stock or to pay any taxes due with respect to the Restricted Stock.

        (iii) Subject to the provisions of the Restricted Stock Award Agreement and this Section 8, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction (together with any price paid for such shares by the Participant) shall be forfeited by the Participant, unless otherwise determined by the Committee.

        (iv) The Committee may, in its sole discretion, waive in whole or in part any or all restrictions with respect to any Participant's shares of Restricted Stock.

SECTION 9.  Performance Awards

   (a) Administration. Shares of Stock and/or a payment in cash may be distributed under the Plan to an employee upon the attainment of performance objectives, as a Performance Award. The Committee shall determine the employees of the Corporation and its Subsidiaries to whom Performance Awards are granted, the terms and conditions of the performance objectives, the term of the performance period and the value and form of the payment of the Performance Award.

   (b) Performance Objectives. The Committee, in its sole discretion may establish, under this Section 9, performance objectives either in terms of Corporation-wide objectives or in terms of objectives that are related to the specific performance of an employee or a bank, a group, division, department, or Subsidiary within the Corporation in which the Participant is employed. A minimum level of performance, at the discretion of the Committee, may be established.

        If, at the end of the performance period, the specified objectives have been attained, the Participant is deemed to have fully earned the Performance Award. If such performance objectives are only partially attained, the Participant may be deemed by the Committee to have partly earned the Performance Award and would become eligible to receive a portion of the total Award, as determined by the Committee. If a required minimum level of achievement has not been met, as determined by the Committee, the Participant is entitled to no portion of the Performance Award. If, at the end of the performance period, performance exceeds the target, the Participant, at the Committee's discretion, may receive a multiple of the Performance Award. The Committee may adjust the payment of Awards or the performance objectives if events occur or circumstances arise which would cause a particular payment or set of performance objectives to be inappropriate as a measure of performance.

   (c) Terms and Conditions. A Participant to whom a Performance Award has been granted is given performance objectives to be reached over a specified period, the "performance period." Generally this period shall be not less than one year.

        Any Participant granted a Performance Award pursuant to this
        Section 9 who by reason of death (other than by suicide), Disability or Retirement terminates employment before the end of the performance period is entitled to receive a portion of any earned Performance Award. The Committee, in its discretion, will determine the amount of the Performance Award earned, if any, and the time at which payment will be made.

        A Participant who terminates employment for any other reason, including death by suicide, forfeits all rights under the Performance Award.

SECTION 10.  Amendments and Termination

The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration, or discontinuation shall be made which affects an existing Award under the Plan without the optionee's or Participant's consent. If stockholder approval of this Plan is obtained, no amendment, alteration or discontinuation shall be made by the Board which, without the approval of the stockholders, would:

   (a) increase the total number of shares reserved for the purpose of the Plan, except as provided for in accordance with Section 4 of the Plan;

   (b) decrease the option price of any Stock Option to less than 100% of the Fair Market Value on the date of the granting of the option, except as provided for in accordance with Section 4 of the Plan;

   (c) change the Participants or class of Participants eligible to participate in the Plan;

   (d) extend the maximum option period under paragraph (b) of Section 6 of the Plan; or

   (e) materially increase in any other way the benefits accruing to Participants.

The Committee may amend the terms of any Award or option theretofore granted, prospectively or retroactively, but no such amendment shall affect an existing Award under the Plan without the Participant's consent. The Committee may also substitute new Stock Options for previously granted Stock Options, including options granted under other plans applicable to the Participant, and previously granted Stock Options having higher option prices.

SECTION 11.  Change of Control

The following provisions shall apply in the event of a "Change of Control," as defined in this Section 11:

   (a) In the event of a "Change of Control" as defined in paragraph (c) of this Section 11, the vesting of any outstanding Stock Options, Option Price Adjustment Rights, Stock Appreciation Rights, Restricted Stock or Performance Awards shall be accelerated so that all Awards not previously exercisable and vested are fully exercisable and vested.

   (b) If the employment of a Participant is terminated for any reason following a Change of Control, any outstanding Stock Options, Option Price Adjustment Rights, Stock Appreciation Rights, Restricted Stock or Performance Awards granted to the Participant that are not fully exercisable and vested shall become fully exercisable and vested as of the date of such termination of employment and any obligations to pay amounts to the Corporation or any Subsidiary in connection with an Award shall be terminated as of the date of such termination of employment.

   (c) For purposes of this Section 11, a "Change of Control" means the happening of any of the following:

        (i) when any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Corporation or a Subsidiary or any Corporation employee benefit plan (including its trustee)), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities;

        (ii) the occurrence of a transaction requiring stockholder approval for the acquisition of the Corporation by an entity other than the Corporation or a Subsidiary through purchase of assets, or by merger, or otherwise;

        (iii) the filing of an application with any regulatory authority having jurisdiction over the ownership of the Corporation by any "person," as defined in the preceding paragraph, to acquire 20% or more of the combined voting power of the Corporation's then outstanding securities; or

        (iv) the occurrence of a "Triggering Event" as such term is defined in the Rights Agreement dated April 20, 1989, by and between the Corporation and Trust Company Bank, the provisions of which are incorporated herein by this reference.

   (d) For purposes of this Section 11, a "Change of Control" shall not result from any transaction precipitated by the Corporation's insolvency, appointment of a conservator, or determination by a regulatory agency that the Corporation is insolvent, nor from any transaction initiated by the Corporation in regard to creating a holding company of which the Corporation would be a primary entity, nor from any transaction initiated by the Corporation in regard to converting from a publicly traded company to a privately held company.

SECTION 12.  General Provisions

   (a) All certificates for shares of Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities or other laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

   (b) Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The Corporation and its Subsidiaries specifically reserve the right to terminate (whether by dismissal, discharge, retirement or otherwise) any Participant's employment with the Company or a Subsidiary at any time at will. Neither the granting of an Award nor the adoption of the Plan shall confer upon any employee of the Corporation or its Subsidiaries any right to continued employment with the Corporation or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Corporation or a Subsidiary to terminate the employment of any of its employees at any time.

   (c) Each Participant shall, no later than the date as of which the value of an Award first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Corporation, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements and the Corporation (and, where applicable, its Subsidiaries), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. A Participant may irrevocably elect to have the withholding tax obligations or, in the case of all Awards hereunder except Stock Options which have related Option Price Adjustment Rights or Stock Appreciation Rights, if the Committee so determines, any additional tax obligation with respect to any Awards hereunder satisfied by (a) having the Corporation withhold shares of Stock otherwise deliverable to the Participant with respect to the Award or (b) delivering to the Corporation shares of unrestricted Stock; provided, however, that if the Participant is an "officer" of the Corporation within the meaning of Section 16 of the Exchange Act, no such election shall be made (i) unless the Plan has been approved by shareholders in accordance with Section 15 of the Plan and (ii) such election is made either (a) during one of the "window" periods described in section (c)(3)(iii) of Rule 16b-3 promulgated under the Exchange Act, or (b) at least six months prior to the date income is recognized with respect to the Award.

   (d) No members of the Board or the Committee, nor any officer or employee of the Corporation acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Corporation acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Corporation in respect of any such action, determination or interpretation provided such individual first gives the Corporation an opportunity, at its own expense, to handle and defend any legal action before such individual undertakes to handle and defend such legal action.

   (e) The existence of Stock Options, Option Price Adjustment Rights, Stock Appreciation Rights, Restricted Stock and Performance Awards shall not affect the right or power of the Corporation and its shareholders to make adjustments, recapitalizations, reorganizations, or other changes to the Corporation's capital structure or its business; issue bonds, debentures, preferred or prior preference stocks affecting the Corporation's Common Stock or the rights thereof; dissolve or liquidate the Corporation, or sell or transfer any part of its assets or business; or any other corporate act, whether of a similar character or otherwise.

   (f) The validity, interpretation, and administration of the Plan and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Georgia, except where those laws may be superseded by the laws of
        the United States of America.   Without limiting the generality of
        the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Georgia.

   (g) The obligation of the Corporation to make payment of Awards in Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by government agencies as may be required. The Corporation shall be under no obligation to register under the Securities Act of 1933, as amended from time to time ("1993 Act"), any of the shares of Stock paid under the Plan. If the Stock paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Corporation may restrict the transfer of such Stock in such manner as it deems advisable to ensure the availability of any such exemption.

SECTION 13.  Cash Awards and Loans

The Committee, in its sole discretion, at any time may authorize special cash Awards to Participants to enable them to fund the exercise price of a Stock Option or any taxes that must be paid or withheld upon the exercise of a Stock Option, Option Price Adjustment Right or Stock Appreciation Right, to fund the purchase price (if any) of Restricted Stock or any taxes that must be paid or withheld with respect to Restricted Stock, or to fund any taxes that must be paid or withheld with respect to any Performance Award. The Committee in its sole discretion, at any time, may assist a Participant in obtaining a loan for any funds required in connection with any aspect of the Plan, including without limitation the exercise or purchase price of any Award and any taxes that must be paid or withheld in connection with any Award.

SECTION 14.  Accounting
It is the intent of the Board that the accounting expenses for any Awards under this Plan to employees of Subsidiaries be charged to the Subsidiaries employing such employees and not to the Corporation. The Board of Directors and the Committee shall have the right to adopt any policies and procedures required in order to carry out this intent.

SECTION 15.  Effective Date of Plan

The Plan shall become effective upon the earlier of its adoption by the Board of Directors or by the Executive Committee of the Board of Directors; provided, however, that Incentive Stock Options awarded hereunder shall be automatically converted into Non-Qualified Stock Options if shareholder approval of the Plan is not obtained within twelve months of the Plan's effective date.

SECTION 16.  Term of Plan

No Stock Option, Option Price Adjustment Right, Stock Appreciation Right, Restricted Stock or Performance Award shall be granted pursuant to the Plan on or after the tenth anniversary of the effective date of the Plan, but Awards theretofore granted may extend beyond that date.

SECTION 17.  Execution

IN WITNESS WHEREOF, the Corporation has caused this Plan to be signed by its duly authorized officers as of this 28th day of June, 1994.


                                SYNOVUS FINANCIAL CORP.

                                By: /s/ G. Sanders Griffith, III
                                Title: Executive Vice President
                                       General Counsel and Secretary